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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BioSphere Medical, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIOSPHERE MEDICAL, INC.
1050 Hingham Street
Rockland, Massachusetts 02370

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2009

        The 2009 annual meeting of stockholders of BioSphere Medical, Inc. will be held at Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on Thursday, May 14, 2009 at 1:00 p.m., Boston time, to consider and act upon the following matters:

  1.
  To elect eight directors to serve until the next annual meeting of stockholders.

  2.
  To approve an amendment to our 2000 Employee Stock Purchase Plan to increase the number of shares of common stock that may be issued under the plan from 160,000 to 230,000.

  3.
  To approve an amendment to our 2006 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan from 2,500,000 to 3,000,000.

  4.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on April 1, 2009 are entitled to notice of, and to vote at, the meeting. Our stock transfer books will remain open for the purchase and sale of our common stock.

        Our annual report to stockholders for the year ended December 31, 2008 is being mailed to stockholders with the mailing of this notice and proxy statement on or about April 14, 2009.

        All stockholders are cordially invited to attend the meeting.

                      By Order of the Board of Directors,

                      RICHARD J. FALESCHINI
                      President and Chief Executive Officer

Rockland, Massachusetts
April 14, 2009

Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card and promptly mail it in the enclosed envelope in order to assure representation of your shares at the meeting. No postage need be affixed if the proxy card is mailed in the United States.

BIOSPHERE MEDICAL, INC.
1050 Hingham Street
Rockland, Massachusetts 02370

PROXY STATEMENT FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2009

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of BioSphere Medical, Inc. for use at the 2009 annual meeting of stockholders to be held at 1:00 p.m., Boston time, on Thursday, May 14, 2009 and at any adjournments or postponements of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying notice of meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to our Secretary. The annual meeting will be held at Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts.

        Important Notice Regarding the Availability of Proxy Materials For the Stockholders Meeting To Be Held on May 14, 2009: The proxy statement and annual report for the year ended December 31, 2008 are available at www.biospheremed.com/proxy.

        Our annual report for the year ended December 31, 2008 is being mailed to stockholders with the mailing of this notice and proxy statement on or about April 14, 2009.

        You can find our annual report on Form 10-K for the year ended December 31, 2008 on the Internet at our Web site, www.biospheremed.com, or through the electronic data system of the Securities Exchange Commission, or SEC, at www.sec.gov. You may also obtain a printed copy of our annual report on Form 10-K, free of charge, from us by sending a written request to Secretary, BioSphere Medical, Inc., 1050 Hingham Street, Rockland, Massachusetts 02370.

 IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.	Who can vote at the annual meeting?	A.	To be able to vote, you must have been a stockholder of record at the close of business on April 1, 2009, the record date for our annual meeting. On the record date, there were outstanding 18,347,022 shares of common stock and 9,636 shares of series A preferred stock.

Q.	What are the voting rights of the holders of common stock?	A.	Holders of shares of our common stock on the record date will be entitled to cast one vote for each outstanding share of common stock then held on each matter considered at the annual meeting or any adjournments or postponements of the annual meeting.

Q.	What are the voting rights of the holders of series A preferred stock?	A.	Holders of shares of our series A preferred stock on the record date will vote together with the holders of our common stock as a single class and will be entitled to cast 250 votes for each outstanding share of series A preferred stock then held on each matter considered at the annual meeting or any adjournments or postponements of the annual meeting; provided that, pursuant to the certificate of designations of the series A preferred stock, no holder of series A preferred stock will be entitled to vote a number of shares that exceeds the aggregate purchase price paid by such holder for its shares of series A preferred stock, divided by $3.03.

Q.	How do I vote?	A.	If you are a record holder, meaning your shares are registered in your name, you may vote:

			(1)	Over the Internet: Follow the instructions on the enclosed proxy card. You must specify how you want your shares voted. Your shares will be voted according to your instructions.

			(2)	By Mail: Complete and sign your enclosed proxy card and return it by mail in the enclosed postage-prepaid envelope. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our board of directors.

			(3)	In Person at the Meeting: If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in "street name," meaning they are held for your account by a broker or other nominee, you may vote:

			(1)	Over the Internet or by Telephone: You will receive instructions from your broker or other nominee if they permit Internet or telephone voting. You should follow those instructions.

			(2)	By Mail: You will receive instructions from your broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

			(3)	In Person at the Meeting: Contact your broker or other nominee who holds your shares to obtain a brokers' proxy card and bring it with you to the meeting. You will not be able to vote in person at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote your shares.

To obtain directions to the meeting and be able to vote in person, you may contact our investor relations department at 781-681-7900.

Q.	Can I change my vote?	A.	Yes. You may revoke your proxy and change your vote at any time before the meeting. To do so, you must do one of the following:

			(1)	Vote over the Internet or by telephone as instructed above. Only your latest dated Internet or telephone vote is counted.

			(2)	Sign a new proxy and submit it as instructed above. Only your latest dated proxy will be counted.

(3) Attend the meeting, request that your proxy be revoked and vote in person as instructed above. Attending the meeting will not revoke your proxy unless you specifically request it.

Q.	Will my shares be voted if I don't return my proxy?	A.	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by returning your proxy or voting by ballot at the meeting. If your shares are held in "street name," your brokerage firm may under certain circumstances vote your shares if you do not return your proxy. Brokerage firms can vote customers' unvoted shares on routine matters. If you do not return a proxy to your brokerage firm to vote your shares, your brokerage firm may, on routine matters, either vote your shares or leave your shares unvoted. Your brokerage firm cannot vote your shares on any matter that is not considered routine.

Proposal 1, the election of directors, is considered a routine matter. We encourage you to provide voting instructions to your brokerage firm by giving your proxy to them. This ensures that your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

Proposal 2, the approval of an amendment to our 2000 Employee Stock Purchase Plan, is not considered a routine matter. We encourage you to provide voting instructions to your brokerage firm by giving your proxy to them. This ensures that your shares will be voted at the meeting.

Proposal 3, the approval of an amendment to our 2006 Stock Incentive Plan, is not considered a routine matter. We encourage you to provide voting instructions to your brokerage firm by giving your proxy to them. This ensures that your shares will be voted at the meeting.

Q.	How many shares must be present to hold the meeting?	A.	Under our bylaws, the holders of a majority of the shares of capital stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the annual meeting. Shares of such capital stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

If a quorum is not present, we expect to adjourn the meeting until we obtain a quorum.

Q.	What vote is required to approve each matter and how are votes counted?	A.	Proposal 1—Election of directors
The eight nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. If your shares are held by your broker in "street name," and you do not vote your shares, your brokerage firm may vote your unvoted shares on Proposal 1. You may:

• vote FOR all eight nominees;

• vote FOR one or more nominees and WITHHOLD your vote from one or more of the other nominees; or

• WITHHOLD your vote from all of the nominees.

Votes that are withheld will not be included in the vote tally for the election of directors.

Proposal 2—Amendment of 2000 Employee Stock Purchase Plan

The affirmative vote of holders of a majority of shares of Common Stock voting on this matter is required for the approval of this matter. Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" have no effect on the voting of this matter.

Proposal 3—Amendment of 2006 Incentive Stock Plan

The affirmative vote of holders of a majority of shares of Common Stock voting on this matter is required for the approval of this matter. Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" have no effect on the voting of this matter.

Q.	Are there other matters to be voted on at the meeting?	A.	We do not know of any other matters that may come before the meeting other than the election of eight directors, the amendment of our 2000 Employee Stock Purchase Plan and the amendment of our 2006 Stock Incentive Plan. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.	Where can I find the voting results?	A.	We expect to report the voting results in our quarterly report on Form 10-Q for the second quarter ending June 30, 2009, which we anticipate filing with the SEC in early August 2009.

Q.	What are the costs of soliciting these proxies?	A.	We will bear the cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials.

 Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call or write to us at:

      BioSphere Medical, Inc.
      1050 Hingham Street
      Rockland, Massachusetts 02370
      Attn: Martin J. Joyce
      (781) 681-7900

        If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of February 2, 2009, or as otherwise indicated, with respect to the beneficial ownership of our common stock by (a) each person known by us to own beneficially more than 5% of the outstanding shares of common stock; (b) each director and nominee for director; (c) each executive officer named below in the Summary Compensation Table under the heading "Executive Compensation," whom we refer to herein as our named executive officers; and (d) all our directors and executive officers as a group.

        The number of shares of our common stock beneficially owned by each director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting or investment power and also any shares which the individual has the right to acquire within 60 days after February 2, 2009 through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned	Common Stock Underlying Options Exercisable Within 60 Days	Common Stock Underlying Warrants	Common Stock Underlying Shares of Series A Preferred Stock	Total Beneficial Ownership	Percent of Common Stock Beneficially Owned (1)
5% Stockholders
Sepracor Inc. (2)	3,224,333	—	200,000	1,205,000	4,629,333	23.44%
84 Waterford Drive Marlborough, MA 01752
Stephen Feinberg (3)	1,559,268	—	200,000	1,204,000	2,963,268	15.00%
c/o Cerberus Capital Management, L.P. 299 Park Avenue New York, NY 10171
Black River Asset	1,294,045	—	—	—	1,294,045	7.05%
Management LLC (4) 12700 Whitewater Drive, Minnetonka, MN 55343
Clough Capital Partners L.P. (5)	1,255,996	—	—	—	1,255,996	6.85%
One Post Office Square, 40th Floor Boston, MA 02109
Deerfield Management Co. (6)	1,122,913	—	—	—	1,122,913	6.12%
780 Third Ave. 37th Floor New York, NY10017
RMB Capital Management LLC (7)	1,069,582	—	—	—	1,069,582	5.83%
115 S. LaSalle Street #3400 Chicago, IL 60603

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned	Common Stock Underlying Options Exercisable Within 60 Days	Common Stock Underlying Warrants	Common Stock Underlying Shares of Series A Preferred Stock	Total Beneficial Ownership	Percent of Common Stock Beneficially Owned (1)
Portolan Capital Management LLC (8)	999,670	—	—	——	999,670	5.45%
2 International Place Boston, MA 02110
Directors and Named Executive Officers
Timothy J. Barberich (9)	48,777	28,000	—	—	76,777	*
William M. Cousins, Jr (10)	14,000	24,000	—	—	38,000	*
Marian L. Heard (10)	5,000	14,000	—	—	19,000	*
Alexander M. Klibanov (10)	20,000	26,000	—	—	46,000	*
John H. MacKinnon (10)	11,250	30,000	—	—	41,250	*
Riccardo Pigliucci (10)	28,000	26,000	—	—	54,000	*
David P. Southwell (10)	15,555	28,000	—	—	43,555	*
Richard J. Faleschini (11)	170,450	570,734	—	—	741,184	3.92%
Martin J. Joyce (12)	105,000	174,669	—	—	279,669	1.51%
Melodie R. Domurad	—	20,000	—	—	20,000	*
Willard W. Hennemann	507	20,000	—	—	20,507	*
Peter C. Sutcliffe (13)	54,205	159,867	—	—	214,072	1.16%
Joel B. Weinstein	3,172	20,000	—	—	23,172	*
All current directors and executive officers
as a group (13 persons)	475,916	1,141,270	—	—	1,617,186	8.30%

*
Represents holdings of less than one percent of our outstanding common stock.

(1)
Percentage of beneficial ownership is based on 18,347,022 shares of common stock outstanding as of February 2, 2009. Shares of common stock issuable upon conversion of shares of series A preferred stock within 60 days of February 2, 2009, or subject to options and warrants currently exercisable, or exercisable within 60 days of February 2, 2009, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.

(2)
Information is based upon an Amendment No. 4 to Schedule 13D filed by Sepracor Inc. with the SEC on January 5, 2005.

(3)
Information is based upon an Amendment No. 2 to Schedule 13D filed by Stephen Feinberg with the SEC on November 22, 2004. Mr. Feinberg, through one or more intermediate entities, exercises sole voting and investment control with respect to all securities of our company held by Cerberus Partners, L.P. and Cerberus International, Ltd.

(4)
Information is based on Amendment No. 1 to Schedule 13G filed by Black River Asset Management LLC on February 17, 2009 with respect to shares of common stock owned by Black River Long/Short Fund Ltd. and the Black River Long/Short Opportunity Fund LLC.

(5)
Information is based on Amendment No. 1 to Schedule 13G filed by Clough Capital Partners L.P., Clough Capital Partners LLC, Charles I. Clough, Jr., James E. Canty and Eric A. Brock on February 10, 2009. The securities listed under "Number of Shares of Common Stock Owned" include shares owned by investment companies, posted investment vehicles and other accounts for which Clough Capital Partners L.P. serves as investment adviser. Such shares may be deemed beneficially owned by (a) Clough Capital Partners L.P., (b) Clough Capital Partners LLC, the general partner of Clough Capital Partners L.P., and (c) Messrs. Clough, Canty and Brock, the managing members of Clough Capital Partners LLC. Each such person disclaims beneficial ownership of such shares except to the extent of its respective pecuniary interest therein.

(6)
Information is based on Amendment No. 1 to Schedule 13G filed by Deerfield Capital L.P. on February 13, 2009.

(7)
Information is based on Schedule 13G filed by RMB Capital Management, LLC on February 12, 2009.

(8)
Information is based on Schedule 13G filed by Portolan Capital Management, LLC on January 2, 2009.

(9)
Excludes 4,629,333 shares of common stock beneficially owned by Sepracor Inc., as to which such shares Mr. Barberich, Sepracor's Chairman, disclaims beneficial ownership. Of the shares of common stock held by Mr. Barberich, 5,000 shares are subject to a right of repurchase in our favor as of February 2, 2009.

(10)
Of the shares of common stock held by such director, 5,000 shares are subject to a right of repurchase in our favor as of February 2, 2009.

(11)
Of the shares of common stock held by Mr. Faleschini, 150,000 shares are subject to a right of repurchase in our favor as of February 2, 2009.

(12)
Of the shares of common stock held by Mr. Joyce, 100,000 shares are subject to a right of repurchase in our favor as of February 2, 2009.

(13)
Of the shares of common stock held by Mr. Sutcliffe, 50,000 shares are subject to a right of repurchase in our favor as of February 2, 2009.

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

        Our board of directors is currently fixed at eight members. The persons named in the enclosed proxy will vote to elect as directors the eight nominees named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as directors the director nominees named below.

        Each director will be elected to hold office until the 2010 annual meeting of stockholders and until his or her successor is duly elected and qualified. All of the nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our board of directors.

        There are no family relationships between or among any of our officers or directors.

        Set forth below are the name and age of each member of the board of directors, each of whom is nominated for reelection to the board of directors, and the positions and offices held by him or her, his or her principal occupation and business experience during the past five years, the names of other publicly held companies of which he or she serves as a director, and the year of the commencement of his or her term as our director. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of February 2, 2009, appears above under the heading "Stock Ownership of Certain Beneficial Owners and Management."

Nominees for Director

        Our board of directors recommends a vote "FOR" the election of each of the following nominees:

        Timothy J. Barberich, age 61, has served as our director since December 1993. Since August 2008, Mr. Barberich has served as Chief Executive Officer and Chairman of BioNevia Pharmaceuticals, Inc., an emerging specialty pharmaceutical company. Since May 2008, Mr. Barberich has also served as Chairman of Sepracor Inc., a specialty pharmaceutical company. From May 2007 to May 2008, Mr. Barberich served as Executive Chairman of Sepracor Inc. and from 1984 to May 2007, Mr. Barberich served as Chief Executive Officer of Sepracor Inc. From 1984 to October 1999, Mr. Barberich also served as President of Sepracor Inc. Mr. Barberich also currently serves as a director of Gemin X Biotechnologies Inc., HeartWare International, Inc. and Resolvyx Pharmaceuticals, Inc.

        William M. Cousins, Jr., age 84, has served as our director since January 1994. Since 1974, Mr. Cousins has served as President of William M. Cousins, Jr., Inc., a management consulting firm.

        Richard J. Faleschini, age 62, has served as our President and Chief Executive Officer since November 2004 and as our director since March 2005. Prior to joining BioSphere, Mr. Faleschini served from 2003 to 2004 as Vice President and General Manager of American Medical Systems Gynecology, a business unit of American Medical Systems Holdings, Inc., a supplier of medical devices to physicians specializing in the treatment of urological and gynecological disorders. From 1999 to 2003, Mr. Faleschini served as Vice President, Marketing and Sales at American Medical Systems Holdings, Inc.

        Marian L. Heard, age 68, has served as our director since June 2006. Since 2004, Ms. Heard has served as President and Chief Executive Officer of Oxen Hill Partners, an organization specializing in leadership development and brand enhancement programs. From February 1992 until July 2004, Ms. Heard served as President and Chief Executive Officer of the United Way of Massachusetts Bay and Chief Executive Officer of the United Way of New England. Ms. Heard also serves on the boards of directors of Blue Cross and Blue Shield of Massachusetts Inc., Liberty Mutual Insurance Company, CVS/Caremark Corporation and Sovereign Bank New England. She is also a trustee of the New England Aquarium and the Dana-Farber Cancer Institute.

        Alexander M. Klibanov, Ph.D., age 59, has served as our director since January 1994. Since 1979, Dr. Klibanov has been a faculty member of the Massachusetts Institute of Technology, where he is currently Professor of Chemistry and of Bioengineering. Dr. Klibanov is a member of the National Academy of Sciences and of the National Academy of Engineering.

        John H. MacKinnon, age 68, has served as our director since October 2003. Mr. MacKinnon is currently retired. From 1968 to 1999, Mr. MacKinnon was employed by the firm of PricewaterhouseCoopers LLP, where from 1978 to 1999, he served as a partner. Mr. MacKinnon is a certified public accountant. Mr. MacKinnon currently serves as a director of LoJack Corporation and National Datacomputer Corporation. Mr. MacKinnon also serves as a trustee of Emmanuel College, Labouré College and Blessed John XXIII National Seminary.

        Riccardo Pigliucci, age 62, has served as our director since August 1995. Since May 2007, Mr. Pigliucci has served as managing partner of Aldwyech Associates LLP, a management and technology consulting partnership. From May 1999 to November 2005, Mr. Pigliucci served as Chairman and Chief Executive Officer of Discovery Partners International, a drug discovery services company. From February 1996 to April 1998, he served as Chief Executive Officer of Life Sciences International PLC, a global supplier of scientific equipment and consumables. Mr. Pigliucci currently serves as a director of the Dionex Corporation and several other private companies.

        David P. Southwell, age 48, has served as our director since January 1997 and as Chairman of our board of directors since March 2005. Since September 2008, Mr. Southwell has served as Chief Financial Officer of BioNevia Pharmaceuticals, Inc. He served as Executive Vice President and Chief Financial Officer of Sepracor Inc. from October 1995 to May 2008, and served as Senior Vice President and Chief Financial Officer of Sepracor Inc. from July 1994 to October 1995. From August 1988 until July 1994, Mr. Southwell was associated with Lehman Brothers Inc., a securities firm, in various positions within the investment banking division, including in the position of Vice President. Mr. Southwell is also a director of Human Genome Sciences Inc. and Panel Intelligence LLC, PTC Therapeutics, Inc., and serves on the Advisory Board of the Tuck School of Business at Dartmouth College.

CORPORATE GOVERNANCE

General

        Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that our board has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct are available on the investor relations section of our Web site, www.biospheremed.com. Alternatively, you can request a copy of any of these documents by writing to: Secretary, BioSphere Medical, Inc., 1050 Hingham Street, Rockland, Massachusetts 02370.

Corporate Governance Guidelines

        Our board of directors has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities and to serve the best interests of BioSphere and our stockholders. These guidelines, which provide a framework for the conduct of our board's business, provide that:

  •
  the principal responsibility of the directors is to oversee the management of BioSphere;

  •
  a majority of the members of the board shall be independent directors, unless otherwise permitted by NASDAQ rules;

  •
  the independent directors meet at least twice a year and at other times at the request of any independent director;

  •
  directors have full and free access to management and, as necessary and appropriate, independent advisors; and

  •
  at least annually, the board and its committees will conduct a self evaluation to determine whether they are functioning effectively.

Board Determination of Independence

        Under applicable NASDAQ rules, a director will only qualify as an "independent director" if, in the opinion of our board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Our board of directors has determined that none of William M. Cousins, Jr., Marian L. Heard, Alexander M. Klibanov, Ph.D., John H. MacKinnon, Riccardo Pigliucci or David P. Southwell has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is an "independent director," as defined under Rule 4200(a)(15) of The NASDAQ Stock Market, Inc. Marketplace Rules. The independent directors have selected Mr. MacKinnon to serve as our lead director.

Board and Committee Meetings

        Our board of directors held five meetings during 2008. Each director attended at least 75% of the total number of meetings of the board of directors and committees of the board of directors on which he or she served.

Director Attendance at Annual Meeting of Stockholders

        Our corporate governance guidelines provide that directors are expected to attend the 2009 annual meeting of stockholders. All directors attended our 2008 annual meeting of stockholders.

Board Committees

        Our board of directors has established four standing committees: audit, compensation, nominating and corporate governance, and science and technology. The audit, compensation and nominating and corporate governance committees all operate under a charter that has been approved by our board and is available on our Web site at www.biospheremed.com.

        Our board of directors has determined that all of the members of each of our audit, compensation and nominating and corporate governance committees are independent as defined under the rules of The NASDAQ Stock Market, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A(3) under the Securities Exchange Act of 1934.

  Audit Committee

        Our audit committee's responsibilities include:

  •
  appointing, evaluating, setting the compensation of, assessing the independence of, and terminating our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from independent registered public accountants;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

  •
  meeting independently with our internal accounting staff, independent registered public accounting firm and management;

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  reviewing and approving any related-person transactions; and

  •
  preparing the audit committee report required by SEC rules (which is included on pages 14-15 of this proxy statement).

        The members of our audit committee are Mr. Cousins (Chairman), Dr. Klibanov and Mr. MacKinnon. Our board of directors has determined that each of Messrs. Cousins and MacKinnon is an "audit committee financial expert" as defined by applicable SEC rules. Our audit committee met eight times during 2008.

  Compensation Committee

        Our compensation committee's responsibilities include:

  •
  reviewing and approving, or making recommendations to our board with respect to, the compensation of our Chief Executive Officer and other executive officers;

  •
  overseeing an evaluation of our senior executives;

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  overseeing and administering our cash and equity incentive plans;

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  reviewing and making recommendations to the board with respect to director compensation;

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  periodically reviewing and making recommendations to the board relating to management-succession planning;

  •
  reviewing and discussing annually with management our "Compensation Discussion and Analysis," which is included beginning on page 18 of this proxy statement; and

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  preparing the compensation committee report required by SEC rules, which is included on page 38 of this proxy statement.

        The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under the headings "Executive Compensation" and "Director Compensation."

        The members of our compensation committee are Mr. Pigliucci (Chairman), Mr. Cousins and Ms. Heard. Our compensation committee met five times during 2008.

  Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee's responsibilities include:

  •
  identifying individuals qualified to become board members;

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  reviewing annually with the board the criteria for selecting directors and the composition of the board as a whole;

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  recommending to our board the persons to be nominated for election as directors and to each of the board's committees;

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  reviewing and making recommendations to the board with respect to management-succession planning;

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  developing and recommending to our board corporate governance principles; and

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  overseeing an annual evaluation of our board.

        The processes and procedures followed by our nominating and corporate governance committee in identifying and evaluating director candidates are described below under the heading "Director Nomination Process."

        The members of our nominating and corporate governance committee are Mr. MacKinnon (Chairman), Mr. Cousins, Ms. Heard, Dr. Klibanov and Mr. Pigliucci. Our nominating and corporate governance committee met four times during 2008.

  Science and Technology Committee

        Our science and technology committee's responsibilities include:

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  reviewing, evaluating and making recommendations to our board regarding our current and long-term research and development strategic goals and objectives;

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  identifying and discussing emerging science and technology issues and trends and their potential impact on our current and planned research and development efforts;

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  reviewing and assessing the capabilities of our key scientific personnel and the depth, breadth and sufficiency of our external scientific resources;

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  reviewing and assessing our approaches to acquiring and maintaining our technological position, including through licenses, collaborative arrangements, contracts, grants and the like;

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  reviewing and offering guidance with respect to our policies on science, research and development; and

  •
  providing oversight of our overall intellectual property portfolio and strategy on an ongoing basis.

        The members of our science and technology committee are Dr. Klibanov (Chairman), Mr. Barberich and Mr. Pigliucci. Our science and technology committee met four times during 2008.

Director Nomination Process

        The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the committee and the board.

        In considering whether to recommend any particular candidate for inclusion in the board's slate of recommended director nominees, the nominating and corporate governance committee applies the criteria set forth in the committee's charter and in our corporate governance guidelines. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Our corporate governance guidelines provide that any director who reaches the age of 75 while serving as a director, and for each year thereafter that he or she continues to serve as a director, shall offer to tender his or her resignation to the board effective at the end of his or her then-current term. The nominating and corporate governance committee shall then recommend to the board whether the board should accept the resignation based on a review of whether the individual continues to satisfy the board's membership criteria. The committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

        Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the nominating and corporate governance committee, c/o Corporate Secretary, BioSphere Medical, Inc., 1050 Hingham Street, Rockland, Massachusetts 02370. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communicating with the Independent Directors

        Our board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the board (if an independent director), or the lead director (if one is appointed), or otherwise the chairman of the nominating and governance committee, with the assistance of our counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

        Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the board (if an independent director), or the lead director (if one is appointed), or otherwise the chairman of the nominating and corporate governance committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to our board should address such communications to the board of directors, c/o Corporate Secretary, BioSphere Medical, Inc., 1050 Hingham Street, Rockland, Massachusetts 02370.

Code of Business Conduct and Ethics

        We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our Web site, www.biospheremed.com.

Report of the Audit Committee

        The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2008 and discussed them with our management and our registered public accounting firm.

        Our management is responsible for the preparation of BioSphere's financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our registered public accounting firm is responsible for conducting an independent audit of our annual financial statements in accordance with generally accepted auditing standards and issuing a report on the results of its audit. The audit committee is responsible for providing independent, objective oversight of these processes.

        The audit committee has also received from, and discussed with, Ernst & Young LLP, our registered public accounting firm, various matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. SAS 61, as amended, requires our registered public accounting firm to discuss with the audit committee, among other things, the following:

  •
  methods to account for significant unusual transactions;

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  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

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  the process used by management in formulating particularly sensitive accounting estimates and the basis for the registered public accountant's conclusions regarding the reasonableness of those estimates; and

  •
  disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        The audit committee has received the written disclosures and the letter from our registered public accounting firm pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the audit committee concerning independence and has discussed with our independent registered public accounting firm such firm's independence.

        Based on the review and discussions referred to above, the audit committee recommended to our board that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2008.

By the Audit Committee of the Board of Directors
William M. Cousins, Jr. (Chairman) Alexander M. Klibanov, Ph.D. John H. MacKinnon

Independent Registered Public Accountants, Fees and Other Matters

  Independent Registered Public Accountants

        Ernst & Young LLP, independent registered public accountants, audited our financial statements for the fiscal year ended December 31, 2008. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire and will also be available to respond to appropriate questions from stockholders.

  Independent Registered Public Accounting Firm's Fees

        The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit and other services:

Fee Category	2008	2007
Audit Fees (1)	$273,890	$235,720
Audit-Related Fees (2)	13,500	6,400
Tax Fees (3)	23,500	22,000
All Other Fees	—	—

Total Fees	$310,890	$264,120

(1)
Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees." These services relate to consultations concerning financial accounting and reporting standards.

(3)
Tax fees consist of fees for tax compliance which relate to the preparation of original and amended tax returns for our domestic entities.

  Pre-Approval Policy and Procedures

        The audit committee has adopted policies and procedures relating to the approval of all audit and non audit services that are to be performed by our independent registered public accounting firm. The policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, the audit committee may preapprove specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such preapproval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

        The audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.

        During fiscal 2008, no services were provided to us by Ernst & Young LLP other than in accordance with the preapproval policies and procedures described above.

 POLICIES AND PROCEDURES FOR RELATED PERSONS TRANSACTIONS

        Our board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a "related person," has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related-person transaction," the related person must report the proposed related-person transaction to the Chief Financial Officer. The policy calls for the proposed related-person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

  •
  the related person's interest in the related person transaction;

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  the approximate dollar value of the amount involved in the related person transaction;

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  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

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  whether the transaction was undertaken in the ordinary course of our business;

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  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

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  the purpose of, and the potential benefits to us of, the transaction; and

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  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        Our audit committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

        In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, our board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

  •
  interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, and (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction; and

  •
  a transaction that is specifically contemplated by provisions of our charter or bylaws.

        The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in its charter.

 RELATED PERSON TRANSACTIONS

        Pursuant to the terms of our certificate of incorporation, the series A preferred stock is entitled to a 6% dividend, which is payable on a quarterly basis in either cash or additional shares of series A preferred stock, at our election. Through January 1, 2008, we elected to pay these dividends in shares of series A preferred stock and have issued as dividends an aggregate of 1,636 shares of series A preferred stock to Sepracor Inc. and affiliates of Cerberus Capital Management, L.P. As of January 1, 2008, our board of directors has elected to pay these dividends in cash and at April 1, 2009 we have paid cash, dividends in the aggregate amount of $361,350 to Sepracor Inc. and in the aggregate amount of $361,350 to affiliates of Cerebus Capital Management, L.P. Sepracor and Cerberus each are beneficial owners of more than five percent of our outstanding common stock. Mr. Barberich, a director of our company, is also Chairman of Sepracor. Mr. Barberich disclaims any beneficial ownership of the dividend securities.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

        This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to our named executive officers. In addition, this section discusses the principles underlying our executive compensation policies and decisions and the factors relevant to an analysis of these policies and decisions.

        The compensation committee of our board of directors oversees our executive compensation program. In this role, the compensation committee reviews and approves compensation decisions relating to our named executive officers on at least an annual basis.

  Our Executive Officers

        Our current executive officers are: Richard J. Faleschini, our president and chief executive officer, Martin J. Joyce, our executive vice president of finance and administration and chief financial officer, Melodie R. Domurad, Ph.D., our vice president of regulatory, medical affairs and quality systems, Willard W. Hennemann, Ph.D., our vice president of new products and business development, Peter C. Sutcliffe, our vice president of manufacturing, and Joel B. Weinstein, our vice president of global marketing and sales.

  Executive Compensation Objectives

        The principal objectives of our executive compensation program are:

  •
  to promote the achievement of our business goals, and, thereby, to maximize corporate performance and stockholder returns by seeking to align executive compensation with measurable business objectives, individual performance and peer group compensation;

  •
  to enable us to attract, retain and reward executive officers who are expected to contribute to our long-term success; and

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  to effectuate our philosophy that executive compensation should be based upon the principles of competitive and fair compensation and sustained performance.

  How We Seek to Align Our Objectives with Our Compensation Program

        Benchmarking and Third-Party Analysis.    In order to evaluate and assess the extent to which our executive compensation programs are aligned with our objectives and to make further recommendations regarding such alignment, in March 2006 we retained the services of Aon Consulting, Inc. We asked Aon to:

  •
  develop a competitive peer group;

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  review our executive compensation practices against such peer group;

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  prepare an analysis of equity practices using such peer group; and

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  provide a summary of, and recommendations concerning, long-term incentive plan alternatives.

        With input from the chairman of our compensation committee, Aon developed a peer group of 12 medical device companies having a median market capitalization and median annual revenues that are approximately comparable with ours. The peer group companies were: Acusphere, Inc., Aspect Medical Systems, Inc., ATS Medical, Inc., Conceptus, Inc., Diomed Holdings, Inc., Endocare, Inc., Micrus Endovascular, Natus Medical, Inc., Orthovita, Inc., Possis Medical, Inc., Rita Medical Systems and Urologix Inc. Aon benchmarked total compensation for our executive officers against the top four paid executives of the peer group companies, as reported in the most recent proxy statements of each company, and also benchmarked our equity practices against the peer group. Aon provided an analysis of compensation levels at the 25th, 50th and 75th percentiles among the peer group and assessed the compensation levels of our executive officers relative to these percentiles. The benchmark included an analysis of base salary, other annual cash compensation, long-term incentives, the allocation among all such forms of compensation and the allocation among different forms of cash and long-term compensation. On the basis of its analysis, Aon developed written recommendations that were presented to, and reviewed and approved by, our compensation committee in March 2006.

        In determining the 2008 annual base salaries our compensation committee utilized several factors including the peer group developed by Aon in 2006 and the overall performance of the company against objectives. In January 2009, we reviewed our peer group and determined that several of the companies identified in our 2006 peer group had been acquired, delisted from The NASDAQ Global Market or were no longer comparable with our company. As such, we have modified the peer group to include companies in the medical equipment, medical device or biotechnology space with a revenue range of $25.0 million to $175.0 million. The modified peer group consists of: Angiodynamics, Inc., ATS Medical, Inc.; Conceptus, Inc., Micrus Endovascular Corporation, Natus Medical, Inc., Orthovita, Inc., Spectranetics Corporation, Vascular Solutions, Inc. and VNUS Medical Technologies, Inc. These are companies our compensation committee has determined are similar to the company in terms of financial profile, development stage, product focus or growth potential. Our compensation committee believes these companies have industry and global presence; have executive officer positions that are comparable in terms of breadth, complexity and scope of responsibilities; and are located in comparable markets.

        We believe compensation for our executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities in comparable companies in our industry.

        Performance Metrics.    Our compensation program is designed to reward each executive officer based upon a combination of corporate performance and individual performance. Corporate performance is generally evaluated by reviewing the extent to which predetermined strategic goals are met, including specified revenue and net income (loss) targets, product development and commercialization objectives, business development and financing initiatives and operational and financial goals. We generally evaluate individual performance by reviewing the extent to which specific, predetermined individual performance criteria are achieved in each executive officer's area of responsibility. Within each executive officer's area of responsibility, individual performance goals are aligned with the corporate performance goals discussed above.

        We have sought to structure our compensation program in a manner that allows us to accurately measure the extent to which these corporate and individual goals have been achieved and to reward our executive officers based on the attainment of these goals. For example:

  •
  The determination of whether to pay annual incentive-based compensation awards to our executive officers for 2008, and the amount of such awards, was based upon our assessment of the extent to which each such executive officer met detailed written corporate goals and individual goals which were approved by our compensation committee.

  •
  We have previously awarded to certain of our executive officers options to purchase shares of our common stock, the vesting of which options will occur upon the later of our achievement of a specific revenue target over a sustained period of time or seven years from the date of grant.

  •
  We have previously awarded to certain of our executive officers performance-based restricted stock, which shares are subject to a right of repurchase by us that lapses with respect to some or all of such shares if we achieve a four-year cumulative total stockholder return that equals or exceeds the four-year cumulative total for a group of approximately 100 preselected medical device companies whose common stock is listed on The NASDAQ Global Market, referred to as The NASDAQ Medical Equipment Index, which we use in our annual report to stockholders for comparative stock performance purposes.

  The CEO's Role in the Compensation Process

        Our chief executive officer's role in the compensation process includes assisting the chairman of the compensation committee in planning the agenda and preparing relevant materials for each meeting of the compensation committee and attending all or portions of each meeting at the request of the compensation committee; provided that, our chief executive officer does not attend portions of any meeting in which our compensation committee is discussing his compensation or performance. In addition, our compensation committee seeks input from our chief executive officer with respect to, among other things:

  •
  the development of corporate and individual performance objectives against which the payment of incentive-based compensation awards will be made and his assessment of the extent to which other officers have achieved such objectives; and

  •
  the chief executive officer's assessment of executive compensation trends in subsegments of the medical device industry, including the overall blend of salary, incentive-based compensation and equity compensation within such group and his recommendations pertaining to our executive compensation program.

  Elements of Compensation

        Executive compensation generally consists of a combination of base salary, discretionary annual incentive-based compensation, equity-based incentives, severance and change-in-control payments, perquisites such as travel, relocation and temporary living expenses, and other benefits such as health, dental, disability and life insurance.

        We do not have any formal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Moreover, the compensation committee does not implement materially different policies and decisions for establishing the compensation of any specific executive officer or executive officers. The compensation committee relies upon publicly available information concerning current compensation for peer companies and other sources to determine the appropriate level and mix of the compensation for our executive officers.

        Base Salary.    The base salaries that we pay to our executives are determined based on the level of responsibility required of each executive, his or her qualifications and experience, internal pay equity, the level of base salary paid by peer group companies for similar positions and on historical compensation levels of the executive. We believe that base salaries are a fundamental element of our executive compensation program. Generally, we believe that salaries for our named executive officers should be targeted near the median level of salaries for executives in comparable positions with comparable responsibilities at comparable companies, with adjustments for performance above our peer group. Base salaries are reviewed at least annually by our compensation committee, and are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Increases in base salary, if any, are intended to ensure that our executive compensation structure remains aligned with our compensation objectives and are based upon actual corporate and individual performance compared against targeted performance, various subjective criteria and the compensation paid by peer group companies. Our executive officers received an average increase in base salary of 2% in 2008. This increase was made primarily to adjust for average industry-wide salary increases.

        Discretionary Incentive-Based Cash Awards.    Pursuant to employment agreements or offer letters with each of our executive officers, each such executive officer is eligible to receive an annual incentive-based cash award equal to a specified percentage of his or her then-current base salary based upon the determination by the compensation committee that such executive has achieved specified corporate and individual objectives which are more fully described herein. The compensation committee may, in its sole discretion, pay less than the target amount if the executive fails to achieve specified objectives and may also increase the incentive-based award paid to the executive officer above the target amount. However, if achievement of corporate objectives is lower than predetermined targets, then no award will be made. Furthermore, achievement of all non-numerical goals is capped at one hundred percent. The incentive-based award has two components. One half of the incentive-based award is paid based on the achievement of revenue and net income or loss targets. Within this one half of the total target, revenue and net income or loss have individual weightings. Our executive officers are paid at one hundred percent for this component of the incentive-based award if the sales and net income or net loss targets are achieved, provided that no award will be made for revenue or net income loss performance below minimum specified amounts. Included in this component of the plan is a relative scale that reflects an increased award if the revenue target is exceeded, or a reduced award if the revenue target is not achieved. Additionally, this component of the plan also includes a scale that reflects an increased award if the net income or loss target is exceeded, or a reduced award if the net income or loss target is not achieved. The remaining one half of the incentive-based award is based on tactical goals to support our strategic plan. These tactical goals are weighted and evaluated by the compensation committee at the end of the year with the remaining incentive-based award paid based on the achievement of these objectives. The target award as a percentage of base salary, and payouts for 2008 as a percentage of the target level, for each of our named executive officers were as follows:

Name	Target Incentive Compensation Level as a Percentage of Base Salary	Actual 2008 Incentive Compensation Awards	Actual 2008 Incentive Compensation Awards as a Percentage of Base Salary
Richard J. Faleschini	50%	$120,533	30%
Martin J. Joyce	40%	$59,456	25%
Melodie R. Domurad	30%	$45,402	20%
Willard W. Hennemann	30%	$34,680	17%
Peter C. Sutcliffe	30%	$34,410	16%
Joel B. Weinstein	40%	$56,300	23%

        Equity Compensation Awards.    Our stock award program is designed to align the long-term interests of our executive officers and our stockholders and to assist in the retention of qualified executives who are expected to add to the value of our company over time. Furthermore, we believe that equity compensation is a critical component of competitive compensation in the emerging medical device company industry in which we operate.

        Our equity awards are made in the form of either restricted stock or options to purchase common stock. The size of awards is generally intended to reflect peer group benchmarking.

        We use equity compensation as a component of our overall compensation because we believe that granting competitively sized equity awards that are both time based and performance based, in which the executive realizes value based upon growth in the stock price, allows us to achieve our objectives of promoting sustained and long-term performance, increasing stockholder value and fostering retention of our executives.

        Our compensation committee typically grants equity awards to each of our executive officers upon commencement of employment and annually in conjunction with its review of individual performance. This review generally takes place at a regularly scheduled meeting of the compensation committee held in the first quarter of each year. All grants of equity awards to our executive officers are approved by the compensation committee. The compensation committee sets the exercise price of all stock options to equal the closing price of our common stock on The NASDAQ Global Market on the date of grant. We do not seek to time option grants to our executive officers in coordination with our release of material nonpublic information.

        In 2008, we did not grant any restricted stock awards to our named executive officers. Stock option grants in 2008, as a percentage of total 2008 compensation for our named executive officers, were as follows:

Name	Stock Option Compensation as a Percentage of Total Compensation for 2008
Richard J. Faleschini	30%
Martin J. Joyce	33%
Melodie R. Domurad	48%
Willard W. Hennemann	54%
Peter C. Sutcliffe	17%
Joel B. Weinstein	45%

        We have not adopted stock ownership guidelines for our executive officers or directors.

        Time-Based and Performance-Based Stock Options.    All stock options granted to executive officers have an exercise price that is equal to the fair market value on the date that the award is made by the compensation committee. The vesting, or exercisability, of such stock options may be timed based or performance based. Timed-based stock options vest, or become exercisable, in equal annual installments over a period of five years. In 2008, we granted to each of our named executive officers time based stock option awards. For a further description of the stock option awards that we made to our named executive officers in 2008, see "Grants of Plan Based Awards—Description of Stock Option Awards."

        Performance-based stock options vest, or become exercisable, only upon the achievement of specified criteria. We did not make any performance-based stock option grants in 2008. In 2004, we granted to our chief executive officer, and in 2005 we granted to our chief financial officer and vice president of manufacturing, performance-based stock option awards. These awards provide that the shares underlying these stock option awards become exercisable with respect to one third of the shares on the first anniversary of the date on which revenue from the commercial sale of our products exceeds $25 million over a continuous 12-month period, which we refer to as the revenue benchmark, and thereafter the remaining two thirds of the shares underlying the award become exercisable in equal installments on the second and third anniversary of the revenue benchmark date. The revenue-benchmark was achieved on June 30, 2007 and, as such, the shares underlying each award will vest and become exercisable with respect to 33.3% of the shares underlying the award on each of June 30, 2008, June 30, 2009 and June 30, 2010, subject to the executive officer's continued employment.

        Performance-Based Restricted Stock Awards.    We did not grant any performance-based restricted stock awards in 2008. In 2006, we granted to our chief executive officer, chief financial officer and vice president of manufacturing a restricted stock award which permitted the executive officers to purchase shares of our common stock at a purchase price of $0.01 per share. We have the right to repurchase from each executive officer all or a portion of the shares underlying his award at a repurchase price equal to $0.01 per share prior to the time such shares have become free of such repurchase right. The shares of common stock underlying each award will become free of our repurchase right, or "vest," as follows:

  •
  25% of the shares of common stock underlying each award will vest on June 1, 2010, which we refer to as the vesting measurement date, if on such date the four-year cumulative total stockholder return on our common stock is equal in dollar amount to the four-year cumulative total return for The NASDAQ Medical Equipment Index, which we use in this proxy statement for comparative stock performance purposes and which we refer to herein as The NASDAQ index, assuming the investment of $100 on June 1, 2006 in our common stock and The NASDAQ index and assuming the reinvestment of all dividends.

  •
  An additional 1.6304% of the shares of common stock underlying each award will vest on the vesting measurement date for each one percentage that the four-year cumulative total stockholder return on our common stock exceeds the four-year cumulative total return for The NASDAQ index, assuming the investment of $100 on June 1, 2006 in our common stock and The NASDAQ index and assuming the reinvestment of all dividends.

  •
  In the event that an executive officer's employment is terminated by us (i) as a result of our written determination to not renew our employment agreement with the named executive officer (in the case of Mr. Faleschini), (ii) without cause (as defined), (iii) by such executive officer for good reason (as defined) or (iv) due to the death or disability (as defined) of such executive officer, which we collectively refer to as the termination event, then in each case a prorated portion of the original number of shares underlying such executive officer's award shall be subject to performance-based vesting, such prorating to be based upon the number of months of service by such executive officer between June 1, 2010 and the date of the termination event, which we refer to as the termination event date. For purposes of determining whether the shares of common stock underlying such prorated award will vest and become free of the repurchase right, the vesting measurement date shall be deemed to be the termination event date rather than June 1, 2006.

  •
  Pursuant to the terms of the 2006 Plan, in the event of a change of control, sale of all or substantially all of our assets, a complete liquidation or other acquisition event (as defined in the 2006 Plan), all of the shares of common stock underlying each award shall become immediately free of our repurchase right without regard to whether the performance-based measurements set forth above have been achieved.

        Employee Stock Purchase Program.    Executive officers are eligible to participate in our 2000 employee stock purchase plan. The purchase plan is available to all of our eligible employees and generally permits participants to purchase shares of our common stock at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

        Change-of-Control and Severance Payments.    Each of our executive officers is party to an agreement or offer letter that obligates us to make payments to such executive officer in the event of termination of such executive's employment by us without cause in anticipation of, or within twelve months after, a change of control. Our stock incentive plans also allow for all then-unexercisable stock options and restricted stock awards held by our employees, including our executive officers, to accelerate in full upon a change of control. We have determined to provide for these change-of-control arrangements because we recognize that, as is the case with many publicly held corporations, the possibility of a change in control of BioSphere exists and such possibility, and the uncertainty and questions which it may raise among our executive officers and employees, could result in the departure or distraction of executive officers or employees to the detriment of BioSphere and our stockholders. As a consequence, our compensation committee has determined to provide such change-of-control-related benefits to reinforce and encourage the continued employment and dedication of our executive officers and employees without distraction from the possibility of a change in control and related events and circumstances. Through these change-of-control arrangements, our compensation committee has also sought to align the compensation of our executive officers and employees with the interests of our stockholders by allowing our executive officers and employees to participate with the stockholders in any appreciation in our value that is realized at the time of a change of control.

        Our chief executive officer is party to an employment agreement with us that provides for the payment of severance upon a termination of his employment by us without cause or by the executive for good reason. In addition, restricted stock awards granted to each of our executive officers in 2006 also provide that a prorated portion of the shares subject to repurchase pursuant to such awards shall be subject to accelerated performance-based vesting in the event such executive officer is terminated without cause, leaves for good reason, dies or becomes disabled or his employment agreement, if any, is not renewed. We believe that our severance program is aligned with other similarly situated medical device companies.

        For a further description of the foregoing arrangements, see "Summary Compensation Table—Employment Agreements and Arrangements with Executive Officers" and "Potential Payments Upon Termination or Change of Control."

        Other Compensation.    During 2008, both our chief executive officer and vice president of global sales and marketing received an allowance for commuting and living expenses. Each of our executive officers also participates in benefit plans generally made available to our employees, including health, life, dental and disability insurance plans, and matching contributions in connection with our 401(k) retirement and savings plan.

        Tax and Accounting Considerations.    Because we currently have a history of operating losses and we have net operating loss carryforwards that would have the effect of offsetting any future taxable gains, we generally do not consider the tax implications of our executive compensation programs to be meaningful to our operating or financial results. Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our three other officers (other than our chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among the three other most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. The compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

        We account for equity compensation paid to our employees under the rules of Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment, referred to as SFAS 123(R), which requires us to measure and recognize compensation expense in our financial statements for all share-based payments based upon an estimate of their fair value over the service period of the award. We record cash compensation as an expense at the time the obligation is accrued.

Summary Compensation Table

        The following table sets forth information regarding compensation earned by: (i) our chief executive officer; (ii) our chief financial officer and (iii) our four other highly compensated officers who were serving as of the end of fiscal 2008. We refer to these officers herein as our named executive officers:

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Richard J. Faleschini	2008	$397,800		$54,404	$499,467	$120,533	$83,068	(4)	$1,155,272
President and Chief	2007	$390,000		$54,256	$440,500	$98,670	$118,019	(4)	$1,101,445
Executive Officer	2006	$375,000		$31,661	$340,136	$184,201	$69,259	(4)	$1,000,257

Martin J. Joyce	2008	$242,481		$36,270	$251,996	$59,456	$6,771		$596,974
Executive Vice	2007	$237,726		$36,170	$218,044	$48,116	$5,570		$545,626
President and Chief Financial Officer	2006	$218,098		$21,107	$165,081	$88,469	$5,570		$498,325

Melodie R. Domurad	2008	$221,154	(5)	—	$43,133	$45,402	$4,119		$313,808
Vice President, Regulatory, Medical Affairs and Quality Systems

Willard W. Hennemann	2008	$176,923	(6)	—	$43,133	$34,680	$3,573		$258,309
Vice President, New Products, and Business Development

Peter C. Sutcliffe	2008	$213,197		$18,135	$157,896	$34,410	$4,822		$428,460
Vice President,	2007	$209,017		$18,085	$177,465	$41,135	$3,822		$449,524
Manufacturing	2006	$200,978		$10,553	$143,850	$53,532	$3,822		$412,735

Joel B. Weinstein	2008	$235,577	(7)	—	$43,133	$56,300	$18,064	(8)	$353,074
Vice President, Global Sales and Marketing

(1)
Refer to Note 2 "Summary of Significant Accounting Policies" and Note 12 "Stock Plans" in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for the relevant assumptions used to determine the valuation of our stock and option awards.

(2)
Amounts shown reflect incentive-based awards earned in that year pursuant to our annual incentive-based award program, which amounts were paid in the first quarter of the following year.

(3)
Amounts shown include (a) the matching contributions made to the 401(k) savings plan on behalf of the named executive officers, and (b) the taxable portion of group life insurance payments made on behalf of the executive officers.

(4)
Includes $77,004 in living allowance payments made in fiscal 2008 and 2007 and $35,951 in tax gross-up payments made in 2007 relating to housing and commuting expenses incurred in fiscal 2004 and 2005.

(5)
Annual base salary is $230,000. Amount shown reflects actual salary earned in 2008 based on a hire date of January 14, 2008.

(6)
Annual base salary is $200,000. Amount shown reflects actual salary earned in 2008 based on a hire date of February 11, 2008.

(7)
Annual base salary is $250,000. Amount shown reflects actual salary earned in 2008 based on a hire date of January 21, 2008.

(8)
Consists of (a) $9,695 in living allowance payments made in fiscal 2008 and $3,740 in tax gross up payments made in 2008 relating to housing and commuting expenses incurred in fiscal 2008, (b) the matching contributions made to the 401(k) savings plan on behalf of Mr. Weinstein of $2,500 in 2008, and (c) the taxable portion of group life insurance payments made on behalf of Mr. Weinstein of $2,129 in 2008.

  Employment Agreements and Arrangements with Named Executive Officers

        Mr. Faleschini.    On November 2, 2004, we entered into an employment agreement with Richard J. Faleschini, which was amended on March 16, 2007, April 5, 2007, October 10, 2007 and December 23, 2008. Pursuant to such agreement, Mr. Faleschini was employed as our president and chief executive officer. The employment agreement had an initial term of one year, and is subject to automatic renewal thereafter for additional periods of one year unless either party elects not to renew the agreement. Under the terms of the employment agreement, Mr. Faleschini was paid an annual base salary of $300,000 for the initial term of one year, subject to increases thereafter as may be determined by the board or the compensation committee. Mr. Faleschini is entitled to an annual performance bonus in an amount equal to up to 50% of his then-current base salary and also had a guaranteed minimum bonus of 25% of his current salary for the first calendar year of the agreement. We also have agreed that for so long as Mr. Faleschini's primary residence is more than 100 miles from our offices, he shall be entitled to receive an annual living allowance of $77,000, which may be used, in his discretion, to offset his commuting costs in connection with his travel from his primary residence to our offices and for temporary living and housing allowances relating to such commuting. The agreement provides that Mr. Faleschini will be entitled to participate in all bonus and benefit programs which we establish for employees and for which he is otherwise eligible to participate.

        In accordance with the terms of the agreement, in connection with the commencement of his service, Mr. Faleschini was granted an option to purchase 500,000 shares of common stock pursuant to the terms of our 1997 Plan, becoming exercisable in equal installments on the first five anniversaries of the date of grant. Also, in accordance with the terms of the agreement, in connection with the commencement of his service, Mr. Faleschini was granted an additional option to purchase 100,000 shares of common stock pursuant to the terms of the 1997 Plan, one third of which shares become exercisable on the first anniversary of the date on which revenue from the commercial sale of our products exceeds $25 million over a continuous 12-month period, referred to as the revenue benchmark, and thereafter the option shall become exercisable in the remaining two thirds on the second and third anniversaries of achievement of such revenue benchmark. The revenue benchmark was achieved on June 30, 2007 and, as such, the shares vested and became exercisable as to 33.3% of the shares underlying the award on June 30, 2008 and will vest and become exercisable as to 33.3% of the shares underlying the award on each of June 30, 2009 and June 30, 2010. Each option is exercisable at a price equal to the closing price of the common stock on The NASDAQ Global Market on the date of grant, which was $2.55. The options have a term of ten years and vest and become exercisable as described above and subject to Mr. Faleschini's continued employment, and the vested portion of such options terminates, if not exercised, three months after his employment ends.

        The agreement provides that if we elect not to renew Mr. Faleschini's agreement or terminate him without cause, or if Mr. Faleschini resigns for good reason, then for a period of one year after such termination we will continue to pay to Mr. Faleschini an amount equal to his then-current salary and the amount of his annualized bonus for the immediately preceding year. We will also continue to provide him benefits during such period. Our obligation to make such payments will immediately terminate if Mr. Faleschini breaches the terms of any non-competition or non-disclosure agreements with us.

        The agreement provides that for a period of one year after the termination of employment for any reason, Mr. Faleschini will not engage in any business that is competitive with our embolotherapy business. Additionally, the agreement sets forth covenants regarding the assignment of inventions and nondisclosure of proprietary information.

        On November 2, 2004, we also entered into an executive retention agreement with Mr. Faleschini which was amended on October 10, 2007. Such Agreement provides that if there is a change in control, as defined in the agreement, and Mr. Faleschini is terminated without cause in anticipation of, or within 12 months following, the change in control, then (a) Mr. Faleschini will receive an amount equal to the highest annual salary and bonus received by him during the five full fiscal years prior to the change in control, and (b) Mr. Faleschini will continue to receive, for a period of 12 months after termination of employment, benefits comparable to those he was receiving prior to termination, provided that if he becomes reemployed and is eligible to receive similar benefits, we will no longer be required to provide such benefits. Mr. Faleschini is not required to mitigate the amount of any such payment or benefits he receives by seeking other employment and no such payments or benefits will be reduced by third-party compensation, except as provided in the immediately preceding sentence. Any severance payments made to Mr. Faleschini pursuant to his executive retention agreement will be in lieu of payments to which he may otherwise be entitled under his employment agreement. Our obligation to make such payments will immediately terminate if Mr. Faleschini breaches the terms of any non-competition or non-disclosure agreements with us.

        Mr. Joyce.    On June 14, 2005, we entered into a letter agreement with Martin J. Joyce which was amended on October 10, 2007 and December 23, 2008, pursuant to which we offered Mr. Joyce continued employment as our vice president and chief financial officer. The agreement supersedes the terms of any prior agreements purporting to set forth the terms and conditions of his employment with us.

        The agreement provides that Mr. Joyce shall be employed on an at-will basis and that either party may terminate the employment relationship, with or without cause, at any time, with or without notice. Under the terms of the agreement, Mr. Joyce is entitled to receive an annual base salary of $196,838, subject to adjustment thereafter as may be determined by our board or compensation committee. Provided that Mr. Joyce is our employee at the time bonuses are customarily paid, Mr. Joyce is entitled to an annual performance bonus based upon our evaluation of Mr. Joyce's achievement of milestones and objectives to be mutually agreed upon on an annual basis by Mr. Joyce and the compensation committee. The agreement initially provided for such bonus to be in an amount equal to up to 30% of his then-current base salary and was subsequently increased by the compensation committee to 40% of his then-current base salary. Mr. Joyce is eligible to participate in all benefit programs that we establish and generally make available to our employees, including our health insurance plan, 401(k) plan and policies governing paid time off.

        As consideration for Mr. Joyce's execution of the agreement, Mr. Joyce was granted (i) an option to purchase 100,000 shares of common stock pursuant to the terms of our 1997 Plan, becoming exercisable in equal installments on each of the first five anniversaries of the date of grant and (ii) an option to purchase 50,000 shares of our common stock pursuant to the terms of our 1997 Plan, one third of which shares become exercisable on the first anniversary of the date on which revenue from the commercial sale of our products exceeds $25 million over a continuous 12-month period, also known as the revenue benchmark, and thereafter the option shall become exercisable in the remaining two thirds on the second and third anniversaries of the achievement of such revenue benchmark. The revenue benchmark was achieved on June 30, 2007 and, as such, the shares vested and became exercisable as to 33.3% of the shares underlying the award on June 30, 2008 and will vest and become exercisable as to 33.3% of the shares underlying the award on each of June 30, 2009 and June 30, 2010. Each option is exercisable at a price equal to the closing price of our common stock on The NASDAQ Global Market on the date of grant, which was $4.49. The options have a term of ten years and vest and become exercisable as described above and subject to Mr. Joyce's continued employment, and the vested portion of such options terminate, if not exercised, three months after his employment ends.

        In addition, the agreement provides that if we terminate Mr. Joyce's at-will employment without cause in anticipation of, or within twelve months after, a change in control (as such terms are defined in the agreement), then we will continue to pay Mr. Joyce (i) his salary as in effect on the date of his termination and (ii) the amount of the annual bonus paid to Mr. Joyce for the fiscal year immediately preceding the date of his termination. The agreement further provides that, until the date that is twelve months after the date of such termination, we will also provide Mr. Joyce reimbursement for the share of the premium for group medical and dental coverage that is paid by us for active and similarly situated employees who receive the same type of coverage. Our obligation to make such payments or provide such benefits shall immediately terminate if Mr. Joyce breaches the non-competition, non-solicitation or non-disclosure provisions contained in the agreement.

        The agreement provides that for the duration of Mr. Joyce's employment with us and continuing for a period of one year after the termination or cessation of such employment for any reason, Mr. Joyce will not (i) engage in any business that is competitive with our business, (ii) solicit any of our employees to leave our employment or (iii) solicit for employment any person who was employed by us at the time of Mr. Joyce's termination or cessation of employment, provided that clause (iii) shall not apply to the solicitation of any individual whose employment with us has been terminated for a period of at least six months. The agreement sets forth covenants regarding non-disclosure of proprietary information and the assignment of inventions.

        Ms. Domurad.    On December 14, 2007, we entered into a letter agreement with Melodie R. Domurad, which was amended on December 23, 2008, pursuant to which we offered Ms. Domurad employment as our vice president, regulatory, medical affairs and quality systems.

        The agreement provides that Ms. Domurad shall be employed on an at-will basis and that either party may terminate the employment relationship, with or without cause, at any time, with or without notice. Under the terms of the agreement, Ms. Domurad's initial base salary was $230,000, subject to adjustment thereafter as may be determined by our board or compensation committee. Provided that Ms. Domurad is our employee at the time bonuses are customarily paid, Ms. Domurad is entitled to an annual performance bonus in an amount equal to up to 30% of her then-current base salary, based upon our evaluation of Ms. Domurad's achievement of milestones and objectives to be mutually agreed upon on an annual basis by Ms. Domurad and the compensation committee. Ms. Domurad is eligible to participate in all benefit programs that we establish and generally make available to our employees, including our health insurance plan, 401(k) plan and policies governing paid time off.

        Ms. Domurad was granted an option to purchase 100,000 shares of common stock pursuant to the terms of our 2006 Plan, becoming exercisable in equal installments on each of the first five anniversaries of the date of grant. The option has a term of ten years and vests and becomes exercisable as described above and subject to Ms. Domurad's continued employment with us, and the vested portion of such options terminates, if not exercised, three months after her employment ends.

        In addition, the agreement provides that if we terminate Ms. Domurad's at-will employment without cause in anticipation of, or within twelve months after, a change in control (as such terms are defined in the agreement), then we will continue to pay Ms. Domurad (i) her salary as in effect on the date of her termination and (ii) the amount of the annual bonus paid to Ms. Domurad for the fiscal year immediately preceding the date of her termination. The agreement further provides that, until the date that is twelve months after the date of such termination, we will also provide Ms. Domurad reimbursement for the share of the premium for group medical and dental coverage that is paid by us for active and similarly situated employees who receive the same type of coverage. Our obligation to make such payments or provide such benefits shall immediately terminate if Ms. Domurad breaches the non-competition, non-solicitation or non-disclosure provisions contained in the agreement.

        The agreement provides that for the duration of Ms. Domurad's employment with us and continuing for a period of one year after the termination or cessation of such employment for any reason, Ms. Domurad will not (i) engage in any business that is competitive with our business, (ii) solicit any of our employees to leave our employment or (iii) solicit for employment any person who was employed by us at the time of Ms. Domurad's termination or cessation of employment, provided that clause (iii) shall not apply to the solicitation of any individual whose employment with us has been terminated for a period of at least six months. The agreement also sets forth covenants regarding non-disclosure of proprietary information and the assignment of inventions.

        Mr. Hennemann.    On February 8, 2008, we entered into a letter agreement with Willard W. Hennemann, which was amended on December 23, 2008, pursuant to which we offered Mr. Hennemann employment as our vice president, new products and business development.

        The agreement provides that Mr. Hennemann shall be employed on an at-will basis and that either party may terminate the employment relationship, with or without cause, at any time, with or without notice. Under the terms of the agreement, Mr. Hennemann's initial annual base salary was $200,000, subject to adjustment thereafter as may be determined by our board or compensation committee. Provided that Mr. Hennemann is our employee at the time bonuses are customarily paid, Mr. Hennemann is entitled to an annual performance bonus in an amount equal to up to 30% of his then-current base salary, based upon our evaluation of Mr. Hennemann's achievement of milestones and objectives to be mutually agreed upon on an annual basis by Mr. Hennemann and the compensation committee. Mr. Hennemann is eligible to participate in all benefit programs that we establish and generally make available to our employees, including our health insurance plan, 401(k) plan and policies governing paid time off.

        The agreement also provides that if we request that Mr. Hennemann relocate from his current home to a geographic area within fifty miles of our corporate headquarters, then Mr. Hennemann will be entitled to relocation expenses including customary moving expenses, closing costs associated with the sale of his current home and the purchase of a new home within fifty miles of our corporate headquarters, and temporary living and commuting expenses during the relocation period, such period not to exceed six months. If Mr. Hennemann voluntarily terminates his employment with us within two years of the payment of any such relocation expenses, he is required to repay such expenses to us.

        Mr. Hennemann was granted an option to purchase 100,000 shares of common stock pursuant to the terms of our 2006 Plan, becoming exercisable in equal installments on each of the first five anniversaries of the date of grant. The option has a term of ten years and vests and becomes exercisable as described above and subject to Mr. Hennemann's continued employment with us, and the vested portion of such options terminates, if not exercised, three months after his employment ends.

        In addition, the agreement provides that if we terminate Mr. Hennemann's at-will employment without cause in anticipation of, or within twelve months after, a change in control (as such terms are defined in the agreement), then we will continue to pay Mr. Hennemann (i) his salary as in effect on the date of his termination and (ii) the amount of the annual bonus paid to Mr. Hennemann for the fiscal year immediately preceding the date of his termination. The agreement further provides that, until the date that is twelve months after the date of such termination, we will also provide Mr. Hennemann reimbursement for the share of the premium for group medical and dental coverage that is paid by us for active and similarly situated employees who receive the same type of coverage. Our obligation to make such payments or provide such benefits shall immediately terminate if Mr. Hennemann breaches the non-competition, non-solicitation or non-disclosure provisions contained in the agreement.

        The agreement provides that for the duration of Mr. Hennemann's employment with us and continuing for a period of one year after the termination or cessation of such employment for any reason, Mr. Hennemann will not (i) engage in any business that is competitive with our business, (ii) solicit any of our employees to leave our employment, or (iii) solicit for employment any person who was employed by us at the time of Mr. Hennemann's termination or cessation of employment, provided that clause (iii) shall not apply to the solicitation of any individual whose employment with us has been terminated for a period of at least six months. The agreement also sets forth covenants regarding non-disclosure of proprietary information and the assignment of inventions.

        Mr. Sutcliffe.    On June 14, 2005, we entered into a letter agreement with Peter C. Sutcliffe which was amended on October 10, 2007 and December 23, 2008, pursuant to which we offered Mr. Sutcliffe continued employment as our vice president, operations. The agreement supersedes the terms of any prior agreements purporting to set forth the terms and conditions of his employment with us.

        The agreement provides that Mr. Sutcliffe shall be employed on an at-will basis and that either party may terminate the employment relationship, with or without cause, at any time, with or without notice. Under the terms of the agreement, Mr. Sutcliffe is entitled to receive an annual base salary of $189,960, subject to adjustment thereafter as may be determined by our board or compensation committee. Provided that Mr. Sutcliffe is our employee at the time bonuses are customarily paid, Mr. Sutcliffe is entitled to an annual performance bonus in an amount equal to up to 30% of his then-current base salary, based upon our evaluation of Mr. Sutcliffe's achievement of milestones and objectives to be mutually agreed upon on an annual basis by Mr. Sutcliffe and the compensation committee. Mr. Sutcliffe is eligible to participate in all benefit programs that we establish and generally make available to our employees, including our health insurance plan, 401(k) plan and policies governing paid time off.

        As consideration for Mr. Sutcliffe's execution of the agreement, Mr. Sutcliffe was granted (i) an option to purchase 100,000 shares of common stock pursuant to the terms of our 1997 Plan, becoming exercisable in equal installments on each of the first five anniversaries of the date of grant and (ii) an option to purchase 50,000 shares of our common stock pursuant to the terms of the 1997 Plan, one third of which shares become exercisable on the first anniversary of the date on which revenue from the commercial sale of our products exceeds $25 million over a continuous 12-month period, referred to as the revenue benchmark, and thereafter the option becomes exercisable in the remaining two thirds on the second and third anniversaries of the achievement of the revenue benchmark. The revenue benchmark was achieved on June 30, 2007 and, as such, the shares vested and became exercisable as to 33.3% of the shares underlying the award on June 30, 2008 and will vest and become exercisable as to 33.3% of the shares underlying the award on each of June 30, 2009 and June 30, 2010. Each option is exercisable at a price equal to the closing price of our common stock on The NASDAQ Global Market on the date of grant, which was $4.49. The options have a term of ten years and vest and become exercisable as described above and subject to Mr. Sutcliffe's continued employment with us, and the vested portion of such options terminates, if not exercised, three months after his employment ends.

        In addition, the agreement provides that if we terminate Mr. Sutcliffe's at-will employment without cause in anticipation of, or within twelve months after, a change in control (as such terms are defined in the agreement), then we will continue to pay Mr. Sutcliffe (i) his salary as in effect on the date of his termination and (ii) the amount of the annual bonus paid to Mr. Sutcliffe for the fiscal year immediately preceding the date of his termination. The agreement further provides that, until the date that is twelve months after the date of such termination, we will also provide Mr. Sutcliffe reimbursement for the share of the premium for group medical and dental coverage that is paid by us for active and similarly situated employees who receive the same type of coverage. Our obligation to make such payments or provide such benefits shall immediately terminate if Mr. Sutcliffe breaches the non-competition, non-solicitation or non-disclosure provisions contained in the agreement.

        The agreement provides that for the duration of Mr. Sutcliffe's employment with us and continuing for a period of one year after the termination or cessation of such employment for any reason, Mr. Sutcliffe will not (i) engage in any business that is competitive with our business, (ii) solicit any of our employees to leave our employment or (iii) solicit for employment any person who was employed by us at the time of Mr. Sutcliffe's termination or cessation of employment, provided that clause (iii) shall not apply to the solicitation of any individual whose employment with us has been terminated for a period of at least six months. The agreement also sets forth covenants regarding non-disclosure of proprietary information and the assignment of inventions.

        Mr. Weinstein.    On January 3, 2008, we entered into a letter agreement with Joel B. Weinstein, which was amended on December 23, 2008, pursuant to which we offered Mr. Weinstein employment as our vice president, global marketing and sales.

        The agreement provides that Mr. Weinstein shall be employed on an at-will basis and that either party may terminate the employment relationship, with or without cause, at any time, with or without notice. Under the terms of the agreement, Mr. Weinstein is entitled to an initial annual base salary of $250,000, subject to adjustment thereafter as may be determined by our board or compensation committee. Provided that Mr. Weinstein is our employee at the time bonuses are customarily paid, Mr. Weinstein is entitled to an annual performance bonus in an amount equal to up to 40% of his then-current base salary, based upon our evaluation of Mr. Weinstein's achievement of milestones and objectives to be mutually agreed upon on an annual basis by Mr. Weinstein and the compensation committee. Mr. Weinstein is eligible to participate in all benefit programs that we establish and generally make available to our employees, including our health insurance plan, 401(k) plan and policies governing paid time off.

        Mr. Weinstein was granted an option to purchase 100,000 shares of common stock pursuant to the terms of our 2006 Plan, becoming exercisable in equal installments on each of the first five anniversaries of the date of grant. The option has a term of ten years and vests and becomes exercisable as described above and subject to Mr. Weinstein's continued employment with us, and the vested portion of such options terminates, if not exercised, three months after his employment ends.

        In addition, the agreement provides that if we terminate Mr. Weinstein's at-will employment without cause in anticipation of, or within twelve months after, a change in control (as such terms are defined in the agreement), then we will continue to pay Mr. Weinstein (i) his salary as in effect on the date of his termination and (ii) the amount of the annual bonus paid to Mr. Weinstein for the fiscal year immediately preceding the date of his termination. The agreement further provides that, until the date that is twelve months after the date of such termination, we will also provide Mr. Weinstein reimbursement for the share of the premium for group medical and dental coverage that is paid by us for active and similarly situated employees who receive the same type of coverage. Our obligation to make such payments or provide such benefits shall immediately terminate if Mr. Weinstein breaches the non-competition, non-solicitation or non-disclosure provisions contained in the agreement.

        The agreement provides that for the duration of Mr. Weinstein's employment with us and continuing for a period of one year after the termination or cessation of such employment for any reason, Mr. Weinstein will not (i) engage in any business that is competitive with our business,

(ii) solicit any of our employees to leave our employment or (iii) solicit for employment any person who was employed by us at the time of Mr. Weinstein's termination or cessation of employment, provided that clause (iii) shall not apply to the solicitation of any individual whose employment with us has been terminated for a period of at least six months. The agreement also sets forth covenants regarding non-disclosure of proprietary information and the assignment of inventions.

2008 Grants of Plan-Based Awards

        The following table sets forth information regarding grants of compensation in the form of plan-based awards made to our named executive officers during 2008.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard J. Faleschini	February 22, 2008	—	—	—	—	—	—	—	100,000	$4.25	$251,770
	n/a	—	$198,900	—	—	—	—	—	—	—	—
Martin J. Joyce	February 22, 2008	—	—	—	—	—	—	—	60,000	$4.25	$151,062
	n/a	—	$96,992	—	—	—	—	—	—	—	—
Melodie R. Domurad	February 22, 2008
	n/a	—	$69,000	—	—	—	—	—	100,000	$4.25	$251,770
Willard W. Hennemann	February 22, 2008
	n/a	—	$60,000	—	—	—	—	—	100,000	$4.25	$251,770
Peter C. Sutcliffe	February 22, 2008	—	—	—	—	—	—	—	21,000	$4.25	$52,872
	n/a	—	$63,959	—	—	—	—	—	—	—	—
Joel B. Weinstein	February 22, 2008	—	$100,000	—	—	—	—	—	100,000	$4.25	$251,770

(1)
Refer to Note 2 "Summary of Significant Accounting Policies" and Note 12 "Stock Plans" in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for the relevant assumptions used to determine the valuation of our stock and option awards in accordance with FAS 123R.

        Description of Option Awards.    On February 22, 2008, our compensation committee awarded stock option awards to each of our named executive officers as follows pursuant to our 2006 Plan:

Name	Number of Stock Options Awarded
Richard J. Faleschini	100,000
Martin J. Joyce	60,000
Melodie R. Domurad	100,000
Willard W. Hennemann	100,000
Peter C. Sutcliffe	21,000
Joel B. Weinstein	100,000

        Each stock option award entitles the recipient to purchase the number of shares of our common stock set forth next to his name above at an exercise price of $4.25 per share, which was equal to the closing price of our common stock on The NASDAQ Global Market on the date of grant.

        The shares of common stock underlying each stock option award will become exercisable, or "vest," in equal annual installments on February 22 beginning on February 22, 2009 and ending on February 22, 2013, provided that the vesting of each stock option award will immediately cease upon the executive officer's termination of employment with us for any reason. If the executive officer ceases to be employed by us, his right to exercise the then-vested portion of the stock option award will terminate three months after such cessation of employment except in the case of death or disability of the executive, in which event his or her estate's right to exercise the vested portion of the stock option award will terminate one year after such death or disability. Each stock option award has a term of ten years and will not be exercisable by the recipient after February 22, 2018.

        Pursuant to the terms of the 2006 Plan, in the event of a change of control, sale of all or substantially all of our assets, a complete liquidation or other acquisition event (as defined in the 2006 Plan), the shares of common stock underlying each stock option award shall immediately become fully vested and exercisable.

2008 Outstanding Equity Awards at Fiscal Year End

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard J. Faleschini	433,334	(1)	166,666	(1)	—	$2.55	November 2, 2014	—	—	150,000	(8)	$288,000
	56,800	(2)	85,200	(2)	—	$7.08	March 9, 2016	—	—	—		—
	16,100	(3)	64,400	(3)	—	$7.20	March 12, 2017	—	—	—		—
	—		100,000	(4)	—	$4.25	February 22, 2018	—	—	—		—
Martin J. Joyce	40,000	(5)	10,000	(5)	—	$3.25	September 16, 2014	—	—	100,000	(8)	$192,000
	76,667	(7)	73,333	(7)	—	$4.49	June 14, 2015	—	—	—		—
	20,000	(2)	30,000	(2)	—	$7.08	March 9, 2016	—	—	—		—
	8,000	(3)	32,000	(3)	—	$7.20	March 12, 2017	—	—	—		—
	—		60,000	(4)	—	$4.25	February 22, 2018	—	—	—		—
Melodie R. Dormurad	—		100,000	(4)	—	$4.25	February 22, 2018	—	—	—		—
Willard W. Hennemann	—		100,000	(4)	—	$4.25	February 22, 2018	—	—	—		—
Peter C. Sutcliffe	54,000	(6)	—		—	$3.29	October 21, 2012	—	—	50,000	(8)	$96,000
	76,667	(7)	73,333	(7)	—	$4.49	June 14, 2015	—	—	—		—
	10,000	(2)	15,000	(2)	—	$7.08	March 9, 2016	—	—	—		—
	5,000	(3)	20,000	(3)	—	$7.20	March 12, 2017	—	—	—		—
	—		21,000	(4)	—	$4.25	February 22, 2018	—	—	—		—
Joel B. Weinstein	—		100,000	(4)	—	$4.25	February 22, 2018	—	—	—		—

(1)
Represents (i) an option for 500,000 shares that vests and becomes exercisable in five equal installments on the first, second, third, fourth and fifth anniversaries of the date of grant on November 1, 2005, November 1, 2006, November 1, 2007, November 1, 2008 and November 1, 2009 and (ii) an option for 100,000 shares that vests and becomes exercisable as to 33.3% of the shares underlying the award on each of June 30, 2008, June 30, 2009 and June 30, 2010.

(2)
The option vests and becomes exercisable as to 20% of the shares underlying the award on each of March 9, 2007, March 9, 2008, March 9, 2009, March 9, 2010 and March 9, 2011.

(3)
The option vests and becomes exercisable as to 20% of the shares underlying the award on each of March 12, 2008, March 12, 2009, March 12, 2010, March 12, 2011 and March 12, 2012.

(4)
The option vests and becomes exercisable as to 20% of the shares underlying the award on each of February 22, 2009, February 22, 2010, February 22, 2011, February 22, 2012, and February 22, 2013.

(5)
The option vests and becomes exercisable as to 20% of the shares underlying the award on each of September 16, 2005, September 16, 2006, September 16, 2007, September 16, 2008, and September 16, 2009.

(6)
The option vested and became exercisable as to 20% of the shares underlying the award on each of October 21, 2003, October 21, 2004, October 21, 2005, October 21, 2006 and October 21, 2007.

(7)
Represents (i) an option for 100,000 shares that vests and becomes exercisable in five equal installments on the first, second, third, fourth and fifth anniversaries of the date of grant on June 14, 2006, June 14, 2007, June 14, 2008, June 14,

  2009 and June 14, 2010, and (ii) an option for 50,000 shares that vests and becomes exercisable as to 33.3% of the shares underlying the award on each of June 30, 2008, June 30, 2009 and June 30, 2010.

(8)
Award shall become free of BioSphere's repurchase right, or vest, upon the achievement of certain performance conditions. See "Compensation Discussion and Analysis—Elements of Compensation—Time-Based and Performance-Based Stock Options.

Option Exercises and Stock Vested

        No stock options were exercised by, and no shares of restricted stock became free of our repurchase rights with respect to our named executive officers in 2008.

Pension Benefits

        None of our named executive officers participate in or have account balances in qualified or non qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

        None of our named executive officers participate in or have account balances in non qualified deferred contribution plans or other deferred compensation plans maintained by us, except as described below under "Potential Payments Upon Termination or Change of Control."

Potential Payments Upon Termination or Change of Control

        Each of our current named executive officers is party to an employment agreement or offer letter that provides for payments in the event of termination of such executive's employment in connection with a change of control. Additionally, our chief executive officer is party to an employment agreement with us that provides for the payment of severance upon termination of his employment by us without cause or by him for good reason.

        Severance Agreement with Mr. Faleschini.    Our employment agreement with Mr. Faleschini provides that if we elect not to renew Mr. Faleschini's agreement or terminate him without cause, or if Mr. Faleschini resigns for good reason, then we will continue to pay his salary as in effect at the date of termination and the amount of his annualized bonus for the immediately preceding year and continue to provide him benefits until the date 12 months after the date of termination; provided that our obligations to make such payments will immediately terminate if Mr. Faleschini breaches the terms of any non-competition or non-disclosure agreements with us.

        Assuming Mr. Faleschini's employment was terminated under any of the foregoing circumstances on December 31, 2008, the cash payments we would be obligated to make to Mr. Faleschini would have an estimated value of $496,470 and the benefits we would provide would have an estimated value of $20,695.

        Change-of-Control Agreements.    Our executive retention agreement with Mr. Faleschini provides that if there is a change in control, as defined in the agreement, and Mr. Faleschini is terminated without cause within 12 months following the change in control, then (a) Mr. Faleschini will receive an amount equal to the highest annual salary and bonus received by him during the five full fiscal years prior to the change in control, and (b) Mr. Faleschini will continue to receive, for a period of 12 months after termination of employment, benefits comparable to those he was receiving prior to termination, provided that if he becomes employed elsewhere during such 12-month period and is eligible to receive similar benefits, we will no longer be required to provide such benefits. Our obligation to make such payments or provide such benefits under this agreement shall terminate immediately if Mr. Faleschini breaches the non-competition, non-solicitation or non-disclosure obligations of his employment agreement. Any severance payments made to Mr. Faleschini pursuant to his executive retention agreement will be in lieu of payments to which he may otherwise be entitled under his employment agreement.

        Our offer letters with each of Messrs. Joyce, Hennemann, Sutcliffe and Weinstein, as well as Ms. Domurad, provide that if we terminate the executive's at-will employment without cause in anticipation of, or within 12 months after, a change in control, as defined in the agreement, then we will continue to pay such executive (i) his or her salary as in effect on the date of his or her termination, and (ii) the amount of the annual bonus paid to such executive for the fiscal year immediately preceding the date of his or her termination. Each offer letter further provides that, until the date that is 12 months after the date of such termination, we will also provide such executive with reimbursement for the share of the premium for group medical and dental coverage that is paid by us for active and similarly situated employees who receive the same type of coverage. Our obligation to make such payments or provide such benefits under each agreement shall immediately terminate if the executive officer breaches the non-competition, non-solicitation or non-disclosure provisions contained in his agreement.

        Assuming that the employment of each of Messrs. Faleschini, Joyce, Hennemann, Sutcliffe and Weinstein and Ms. Domurad was terminated in connection with a change of control on December 31, 2008, the payments and benefits we would be obligated to make to each such executive officer would have an estimated value as follows:

Name	Cash Severance ($)	Reimbursement of Benefits ($)
Richard J. Faleschini	$574,201	$20,695
Martin J. Joyce	$290,597	$2,584
Melodie R. Domurad	$230,000	$15,767
Willard W. Hennemann	$200,000	$16,939
Peter C. Sutcliffe	$254,332	$12,225
Joel B. Weinstein	$250,000	$16,939

        Equity Acceleration Rights.    Our stock incentive plans also allow for all then-unexercisable stock options and restricted stock awards held by our employees to accelerate in full upon a change of control. In addition, the restricted stock awards granted to each of our executive officers in 2006 provide that a prorated portion of the shares subject to repurchase pursuant to such awards shall be subject to accelerated performance-based vesting in the event such executive officer is terminated without cause, leaves for good reason, dies or becomes disabled or his employment agreement, if any, is not renewed. As of December 31, 2008, our named executive officers held the following unvested stock option and restricted stock awards that would become vested upon a change of control or pursuant to certain events of termination. For purposes of this table, the unrealized value of unvested stock options and restricted stock awards was calculated by multiplying the number of shares of common stock subject to the award by the closing price of the common stock on December 31, 2008 and then deducting, in the case of stock options, the exercise price thereof.

Name	No. of Shares Underlying Unvested Stock Options Subject to Full Acceleration on Change of Control (#)	No. of Shares of Unvested Restricted Stock Subject to Full Acceleration on a Change of Control (#)	Value of Unvested Stock Options and Restricted Stock Subject to Full Acceleration on Change of Control ($)	Number of Shares of Unvested Restricted Stock Subject to Prorated Vesting on Termination Events (#)	Value of Unvested Restricted Stock Subject to Prorated Vesting on Termination Events ($)
Richard J. Faleschini	416,266	150,000	$288,000	—	—
Martin J. Joyce	205,333	100,000	$192,000	—	—
Melodie R. Domurad	100,000	—	—	—	—
Willard W. Hennemann	100,000	—	—	—	—
Peter C. Sutcliffe	129,333	50,000	$96,000	—	—
Joel B. Weinstein	100,000	—	—	—	—

2008 Director Compensation

        The following table sets forth a summary of the compensation we paid to our non-employee directors during 2008:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total
Timothy J. Barberich	$23,500	$9,525	$12,263	—	—	—	$45,288
William M. Cousins, Jr.	$48,500	$9,525	$12,263	—	—	—	$70,288
Marian L. Heard	$28,500	$9,525	$12,263	—	—	—	$50,288
Alexander M. Klibanov	$40,500	$9,525	$12,263	—	—	—	$62,288
John H. MacKinnon	$38,000	$9,525	$12,263	—	—	—	$59,788
Riccardo Pigliucci	$35,000	$9,525	$12,263	—	—	—	$56,788
David Southwell	$19,500	$9,525	$12,263	—	—	—	$41,288

(1)
The grant date fair value, computed in accordance with SFAS 123R, of option awards and restricted stock awards granted to each of our non-employee directors in 2008 was $12,263 and $9,525, respectively. As of December 31, 2008, our non-employee directors held options to purchase shares of our common stock as follows: Mr. Barberich: 28,000; Mr. Cousins, Jr.: 24,000; Ms. Heard: 20,000; Mr. Klibanov: 26,000; Mr. MacKinnon: 30,000; Mr. Pigliucci: 26,000; Mr. Southwell: 28,000. As of December 31, 2008, all of our non-employee directors held 5,000 shares of restricted stock awards.

        Retainers, Meeting Fees and Reimbursement of Expenses. For service on the board, each of our non-employee directors receives a quarterly retainer of $3,000, plus $1,500 for each board meeting attended, either in person or telephonically. Each committee member receives $1,000 per committee meeting with the exception of the members of the audit committee who each receive $1,500 per meeting. Additionally, each committee chairman receives an annual retainer equal to $8,000, in the case of the chair of the audit committee, and $2,500, in the case of the chair of each of the compensation committee, nominating and corporate governance committee and science and technology committee. Each of our non-employee directors is also reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of our board of directors. Retainers and meeting fees are not paid to directors who are our officers or employees.

        Director Equity Compensation Program.    Currently, all of our outside directors are eligible to participate in our 2006 Plan. The 2006 Plan provides for the automatic grant of options to each member of the board who is not our employee or an employee of any of our subsidiaries. On the commencement of service on the board, each non-employee director will receive a non-statutory stock option to purchase 15,000 shares of common stock, subject to adjustment for changes in capitalization. In addition, on the date of each annual meeting of stockholders, each non-employee director who is serving as a director both immediately before and immediately after such meeting will receive a non-statutory stock option to purchase 5,000 shares of common stock and a restricted stock award for 2,500 shares of common stock, subject to adjustment for changes in capitalization; provided, however, that a non-employee director will not be eligible to receive this annual option or restricted stock grant unless such director has served on our board for at least six months. The board retains the specific authority to from time to time increase or decrease the number of shares subject to options and restricted stock awards granted to non-employee directors under the 2006 Plan; however, the maximum number of shares with respect to which awards may be granted to each non-employee director is 50,000 per calendar year. Options automatically granted to non-employee directors will (i) have an exercise price equal to the closing price on the day of grant, (ii) in the case of the initial grant, vest in five equal annual installments beginning on the first anniversary of the date of grant, (iii) in the case of subsequent annual grants, vest in full on the date of grant, (iv) expire on the earlier of 10 years from the date of grant or three months following cessation of service on the board, and (v) contain such other terms and conditions as the board determines. The annual restricted stock grant vests in full on the second anniversary of the date of grant.

Equity Compensation Plan Information

        The following table summarizes, as of January 31, 2009, the outstanding options under our 2006 Stock Incentive Plan, 1997 Stock Incentive Plan, 1994 Director Option Plan and 2000 Employee Stock Purchase Plan, all of which plans were approved by our stockholders. The shares covered by outstanding options and warrants are subject to adjustment for changes in capitalization, stock splits, stock dividends and similar events.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding) Securities Reflected in Column (a)
	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders
2006 Stock Incentive Plan	1,106,110	$5.09	1,058,890
1997 Stock Incentive Plan	1,779,450	$4.92	—	(1)
1994 Director Option Plan	4,000	$0.81	—	(2)
2000 Employee Stock Purchase Plan	—	—	41,073

Total	2,889,560	$4.98	1,099,963
Equity Compensation Plans Not Approved by Security Holders	n/a	n/a	n/a

Total	2,889,560	$4.98	1,099,963

(1)
The 1997 Stock Incentive Plan terminated on March 28, 2007 and no further awards will be made pursuant to this plan.

(2)
The 1994 Director Option Plan terminated on January 28, 2004 and no further awards will be made pursuant to this plan.

 Compensation Committee Interlocks and Insider Participation

        The current members of the compensation committee are Mr. Pigliucci (Chairman), Mr. Cousins and Ms. Heard, none of whom is a current or former officer or employee of our company and none of whom has had any related person transaction involving our company.

Compensation Committee Report

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors
Riccardo Pigliucci (Chairman) William M. Cousins, Jr. Marian L. Heard

PROPOSAL NUMBER TWO—APPROVAL OF AMENDMENT TO OUR 2000
EMPLOYEE STOCK PURCHASE PLAN

        On February 25, 2009, our board of directors approved amendment No. 3 to our 2000 Employee Stock Purchase Plan, as amended to date, or Purchase Plan, to increase the number of shares of common stock that we may issue under the Purchase Plan from 160,000 to 230,000 shares. We are asking our stockholders to approve this amendment; the amendment will not go into effect unless our stockholders approve it.

        The affirmative vote of holders of a majority of shares of common stock voting on this matter is required for the approval of this matter. Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" have no effect on the voting of this matter.

        On April 1, 2009, the last sale price per share of our common stock, as reported by The NASDAQ Global Market, was $1.99.

  Reasons for Amending the Purchase Plan

        Our board of directors adopted this amendment to our Purchase Plan because the board of directors believes, based on past levels of participation by our employees, that the number of shares currently available under the Purchase Plan may not be enough to allow us to continue to offer the plan to our employees through the 2009 offering periods. As of April 1, 2009, we had 41,073 shares available for issuance under the Purchase Plan. If our stockholders approve the amendment at the annual meeting, then we expect to have 111,073 shares available under the Purchase Plan as of the date of the annual meeting.

Our Board of Directors recommends a vote FOR the approval of our Purchase Plan amendment.

  Summary of our Purchase Plan

        Some key features of our Purchase Plan are summarized below. Please keep in mind, however, that this brief summary is not a complete description of all the provisions of our Purchase Plan. This summary is qualified in its entirety by reference to the full text of our Purchase Plan. The Purchase Plan, including proposed Amendment No. 3 to our Purchase Plan, appears as Appendix A to our Schedule 14A, which is the electronic version of this proxy statement that we filed with the SEC on April 14, 2009. You can access this document on the Internet at www.biospheremed.com or through the SEC's Web site at www.sec.gov. You can also obtain a copy of our Purchase Plan, as proposed to be amended, from our investor relations department at BioSphere Medical, Inc., 1050 Hingham Street Rockland, Massachusetts 02370, Telephone: 781-681-7900.

        This summary is qualified in all respects by reference to the full text of our Purchase Plan. Because participation in our Purchase Plan is at the election of our employees, the benefits to be received by any particular current executive officer, by all current executive officers as a group or by non-executive officer employees as a group cannot be determined by us at this time.

  Eligibility

        All employees, including executive officers, who have been employed for at least three months on the date that an offering commences under the Purchase Plan and who are customarily employed for more than 20 hours a week by us or our subsidiaries are eligible to participate in our Purchase Plan. However, no person will be eligible to participate in the Purchase Plan if he or she possesses five percent or more of the total combined voting power or value of all of our classes of stock or any of our subsidiaries immediately after the grant of an option under our Purchase Plan. No employee may purchase shares of stock with an aggregate value of more than $25,000 per calendar year under our Purchase Plan, determined by the value of such shares as of the applicable offering commencement dates. As of April 1, 2009, approximately 86 of our employees were eligible to participate in our Purchase Plan.

  Offerings; Number and Purchase Price of Shares

        Our Purchase Plan is conducted in semiannual offerings, which currently commence on May 15 and November 15. If the amendment is approved by our stockholders, a total of up to 230,000 shares may be purchased under the Purchase Plan. During each offering period, the maximum number of shares which may be purchased by a participating employee is determined on the first day of the offering period and is equal to the number of shares of common stock determined by dividing $12,500 by the last reported sale price of the common stock on The NASDAQ Global Market on the first day of the offering. An employee may elect to have up to 10% deducted from his or her salary for the purpose of purchasing stock under the Purchase Plan. The price at which the employee may purchase the stock is the lower of 85% of the last reported sale price of the common stock on the day the offering commences or the day that the offering terminates. If we receive requests from employees to purchase more than the number of shares available during any offering, the available shares will be allocated on a pro rata basis to subscribing employees.

        Since the adoption of our Purchase Plan, the following persons and groups purchased and have an option to purchase on May 14, 2009, the last day of the current offering period, the number of shares listed:

	Number of Shares Purchased Under Purchase Plan	Number of Shares Purchasable During Current Offering Period(1)
Richard J. Faleschini	12,950	5,387
Martin J. Joyce	—	—
Melodie R. Domurad	—	—
Willard W. Hennemann	507	—
Peter C. Sutcliff	5,266	1,082
Joel B. Weinstein	3,172	3,173
All Current Executive Officers as a Group	21,895	9,642
All Current Non-Executive Employees as a Group	53,456	27,247

(1)
Share numbers assume that the purchase price for the shares purchasable during the current offering period is 85% of the closing price of the common stock on the first day of the offering period. If, on the last day of the offering period, the closing price of the common stock is less than $2.32, which was the closing price of the common stock on the first day of the offering period, the purchase price will be 85% of the closing price on the last day of the offering period and, therefore, the number of shares purchasable may be greater.

  Amendments and Terms; Administration

        Our board of directors may at any time terminate or amend our Purchase Plan. However, no such amendment shall be made to our Purchase Plan (a) without approval of our stockholders if approval of such amendment is required by Section 423 of the Code, or (b) which would cause the Purchase Plan to fail to comply with Section 423 of the Code. Our Purchase Plan is administered by our compensation committee, which is authorized to make rules and regulations for the administration and interpretation of the Purchase Plan.

  Federal Income Tax Consequences

        The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in our Purchase Plan and with respect to the sale of common stock acquired under our Purchase Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that the Purchase Plan satisfies all the requirements of Section 423 of the Code applicable to employee stock purchase plans. Changes to these laws could alter the tax consequences described below.

        Tax Consequences to Participants.    A participant will not have income upon enrolling in the Purchase Plan or upon purchasing stock at the end of an offering.

        A participant may have both compensation income and a capital gain or loss upon the sale of common stock that was acquired under our Purchase Plan. The amount of each type of income and loss will depend on when the participant sells the stock.

        If the participant sells the common stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased our common stock at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

  •
  15% of the value of the stock on the day the offering commenced, and

  •
  the participant's profit.

        Any excess profit will be long-term capital gain. If the participant sells our common stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

        If the participant sells our common stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of our common stock on the day he or she purchased our common stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of our common stock on the day he or she purchased our common stock. This capital gain or loss will be long-term if the participant has held the common stock for more than one year and otherwise will be short-term.

        Tax Consequences to the Company.    There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL NUMBER THREE—APPROVAL OF AMENDMENT TO OUR 2006
STOCK INCENTIVE PLAN

        On February 25, 2009, our board of directors approved amendment number 3 to our 2006 Stock Incentive Plan, as amended to date, or our 2006 Plan, to increase the number of shares of common stock that may be issued under our 2006 Plan from 2,500,000 to 3,000,000, any or all of which may be used for incentive stock options. We are asking our stockholders to approve this amendment; the amendment will not go into effect unless our stockholders approve it.

        We anticipate that the proposed increase would meet our needs for approximately one additional year.

        The affirmative vote of holders of a majority of shares of our common stock voting on this matter is required for the approval of this matter. Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" have no effect on the voting of this matter.

        On April 1, 2009, the last sales price per share of our common stock, as reported by The NASDAQ Global Market, was $1.99.

  Reasons for Amending Our 2006 Plan

        We remunerate our employees using three primary compensation components: (1) salaries, which tend not to change significantly from year to year; (2) cash incentive awards, which are intended to encourage our employees to achieve corporate and individual goals; and (3) stock options, which are intended to encourage our employees to enhance our long-term performance. Stock options are a key component of the compensation of our employees, officers and directors, and our stock option program is broad based, with nearly all of our employees receiving at least one stock option grant during their tenure with us.

        We believe that stock options align the interests of our employees, officers and directors with those of our stockholders. All stock options granted to employees, officers and directors have exercise prices equal to the fair market value of our common stock on the date of grant, so that the recipient will earn no compensation from his or her options unless the share price increases above the exercise price. In addition, stock options granted to employees and officers generally vest over several years, which we believe provides an additional incentive for the recipient to add value to the business over the long term.

        The market for qualified and talented employees, officers and directors in our industry is highly competitive, and we compete for these personnel with many companies whose resources are greater than ours. Equity compensation is a crucial component of a competitive compensation package, especially in the technology sector. If we fail to offer competitive compensation packages, then our current and potential future key personnel may find better opportunities at our competitors.

        Our board of directors believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Under our 2006 Plan, we are currently authorized to make awards with respect to up to an aggregate of 2,500,000 shares of our common stock to our employees, officers, consultants and directors. As of April 1, 2009, there were 501,223 shares available for future grant under our 2006 Plan. Pursuant to its terms, our 1997 Stock Option Incentive Plan expired on March 28, 2007. Accordingly, our board of directors believes it is appropriate to have our stockholders consider an amendment to our 2006 Plan at this annual meeting.

        Our board of directors recommends a vote "FOR" the approval of our 2006 Plan amendment and the reservation of 500,000 additional shares of our common stock for issuance thereunder.

  Description of our 2006 Plan

        Some key features of our 2006 Plan are summarized below. Please keep in mind, however, that this brief summary is not a complete description of all of the provisions of our 2006 Plan. This summary is qualified in its entirety by reference to the full text of our 2006 Plan. The 2006 Plan, including Amendment No. 3 to our 2006 Plan, appears as Appendix B to our Schedule 14A, which is the electronic version of this definitive proxy statement that we filed with the SEC on April 14, 2009. You can access the document on the Internet at www.biospheremed.com or through the SEC's Web site at www.sec.gov. You can also obtain a copy of our 2006 Plan, as proposed to be amended, by contacting our investor relations department at BioSphere Medical, Inc., 1050 Hingham Street Rockland, Massachusetts 02370 Telephone: 781-681-7900.

  Types of Awards

        Our 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-unit awards as described below, or, collectively, awards.

        Incentive Stock Options and Non-statutory Stock Options.    Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, options may be granted at an exercise price which is equal to or greater than the fair market value of our common stock on the date of grant. Options may not be granted at an exercise price which is less than 100% of the fair market value of our common stock on the date of grant. Under present law, incentive stock options granted to optionees holding more than 10% of the voting power of a company may not be granted at an exercise price less than 110% of the fair market value of their common stock on the date of grant. Options may not be granted for a term in excess of ten years. Our 2006 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a "cashless exercise" through a broker, (ii) subject to certain conditions, delivery of the shares of our common stock, (iii) subject to certain conditions, delivery to us of a promissory note, (iv) any other lawful means or (v) any combination of these forms of payment.

        Director Awards.    Our 2006 Plan provides for the automatic grant of options to members of our board of directors who are not employees of ours or of any of our subsidiaries, or non-employee directors. On the commencement of service on our board of directors, each non-employee director will receive a non-statutory stock option to purchase 10,000 shares of our common stock, subject to adjustment for changes in capitalization. In addition, on the date of each of our annual meeting of stockholders, each non-employee director who is serving as a director both immediately before and immediately after such meeting will receive a non-statutory stock option to purchase 5,000 shares of our common stock and a restricted stock award for 2,500 shares of common stock, and subject to adjustment for changes in capitalization; provided, however, that a non-employee director will not be eligible to receive this annual option or restricted stock grant unless such director has served on our board for at least six months. Our board retains the specific authority to from time to time increase or decrease the number of shares subject to options and restricted stock awards granted to non-employee directors under our 2006 Plan; however, the maximum number of shares with respect to which awards may be granted to non-employee directors is 50,000 per calendar year. Options automatically granted to non-employee directors will (i) have an exercise price equal to the closing price on the date of grant, (ii) in the case of the initial grant, vest in five equal annual installments beginning on the first anniversary of the date of grant, (iii) in the case of subsequent annual grants, vest in full on the date of grant, (iv) expire on the earlier of 10 years from the date of grant or three months following cessation of service on our board and (v) contain such other terms and conditions as our board determines. The annual restricted stock grant is subject to repurchase by us, which repurchase right lapses, or "vests," on the second anniversary of the date of grant.

        Stock Appreciation Rights.    A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently or in tandem with an option.

        Restricted Stock Awards.    Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award.

        Restricted Stock Unit Awards.    Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the board of directors.

        Other Stock-Unit Awards.    Under our 2006 Plan, our board of directors has the right to grant other awards based upon the common stock having such terms and conditions as our board of directors may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of awards entitling recipients to receive shares of common stock to be delivered in the future.

        Performance Conditions.    Our board of directors may determine, at the time of grant, that a restricted stock award, restricted stock unit award or other stock-unit award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such award will be based on one or more of the following measures: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives, or (n) total shareholder return. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by participant and may be different for different awards; (ii) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by our board of directors; and (iii) will be set by our board of directors within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

  Transferability of Awards

        Except as our board of directors may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant.

  Eligibility to Receive Awards

        Our employees, officers, directors, consultants and advisors, and those of any of our subsidiaries or other business ventures in which we have a controlling interest, as determined by our board, are eligible to be granted awards under our 2006 Plan. Under present law, however, incentive stock options may only be granted to our employees and employees of our subsidiaries.

        The annual maximum number of shares with respect to which awards may be granted to any participant under our 2006 Plan may not exceed 600,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with an SAR is treated as a single award. In addition, the annual maximum number of shares with respect to which awards may be granted to any director who is not our employee at the time of grant is 50,000.

  Plan Benefits

        As of April 1, 2009, approximately 88 persons were eligible to receive awards under our 2006 Plan, including our six executive officers and seven non-employee directors. The granting of awards under our 2006 Plan to employees is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group or employees.

  Administration

        Our 2006 Plan is administered by our board of directors. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to our 2006 Plan and to interpret the provisions of our 2006 Plan. Pursuant to the terms of our 2006 Plan, our board of directors may delegate authority under our 2006 Plan to one or more committees of our board, and subject to certain limitations, to one or more of our executive officers.

        Subject to any applicable limitations contained in our 2006 Plan, our board of directors, or any committee to whom our board of directors delegates authority, selects the recipients of awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of our common stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

        Our board of directors is required to make appropriate adjustments in connection with our 2006 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

        In the event of a merger, liquidation or other acquisition event (as defined in our 2006 Plan), our board of directors is authorized to provide for outstanding awards to be assumed or substituted for, to accelerate the awards to make them fully exercisable prior to consummation of the acquisition event or to provide for a cash out of the value of any outstanding options, provided, however, that any outstanding awards held by our employees or directors shall become immediately fully exercisable.

        Our board of directors may at any time provide that any award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

        If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such award will again be available for grant under our 2006 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

  Substitute Awards

        In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity, our board may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms, as our board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in our 2006 Plan. Substitute awards will not count against our 2006 Plan's overall share limit, except as may be required by the Code.

  Provisions for Foreign Participants

        Our board of directors may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under our 2006 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

  Amendment or Termination

        No award may be made under our 2006 Plan after May 10, 2016, but awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate our 2006 Plan, provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No award will be made that is conditioned upon stockholder approval of any amendment to our 2006 Plan.

  Limitation on Repricing

        Unless such action is approved by our stockholders: (i) no outstanding option granted under our 2006 Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option (other than adjustments for changes in common stock and certain other events), and (ii) our board may not cancel any outstanding option (whether or not granted under our 2006 Plan) and grant in substitution therefor new awards under our 2006 Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

        If stockholders do not approve the amendment of our 2006 Plan, the amendment will not go into effect. In such event, our board of directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

  Federal Income Tax Consequences

        The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under our 2006 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Our 2006 Plan provides that no award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless our board, at the time of grant, specifically provides that the award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

  Incentive Stock Options

        A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50%-or-more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Non-statutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

        A participant will have income upon the sale of our common stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells our common stock. If a participant sells our common stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells our common stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held our common stock for more than one year and otherwise will be short-term. If a participant sells our common stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held our common stock for more than one year and otherwise will be short-term.

  Non-statutory Stock Options

        A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of our common stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held our common stock for more than one year and otherwise will be short-term.

  Stock Appreciation Rights

        A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of our common stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held our common stock for more than one year and otherwise will be short-term.

  Restricted Stock Awards

        A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the value of our common stock less the purchase price. When our common stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of our common stock on the date of grant. If the participant does not make a Section 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When our common stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held our common stock for more than one year and otherwise will be short-term.

  Restricted Stock Units

        A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When our common stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held our common stock for more than one year and otherwise will be short-term.

  Other Stock-Unit Awards

        The tax consequences associated with any other stock-unit award granted under our 2006 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant's holding period and tax basis for the award or underlying common stock.

  Tax Consequences to the Company

        There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

 OTHER MATTERS

        The board of directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

        All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable and documented out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based solely on the review of copies of reports filed by all officers, directors and beneficial owners of more than 10 percent of our common stock required to file reports pursuant to Section 16(a) of the Exchange Act, or written representations from such reporting persons, we believe that during fiscal year 2008 all filings required to be made by our reporting persons were timely made in accordance with the requirements of the Exchange Act.

Deadline for Submission of Stockholder Proposals for the 2010 Annual Meeting

        In order to be included in the proxy material for the 2010 annual meeting of stockholders, stockholders' proposed resolutions must be received by us at BioSphere Medical, Inc., 1050 Hingham Street, Rockland, Massachusetts, 02370 no later than December 15, 2009.

        If a stockholder wishes to present a proposal before the 2010 annual meeting of stockholders, but does not wish to have the proposal considered for inclusion on the proxy statement and proxy card, the stockholder must give written notice to us at the address set forth above. The required notice must be given by February 22, 2010. If a stockholder fails to provide timely notice of a proposal to be presented at the 2010 annual meeting of stockholders, the proxies designated by our board of directors will have discretionary authority to vote on that proposal.

                      By Order of the Board of Directors

                      RICHARD J. FALESCHINI
                       President and Chief Executive Officer

April 14, 2009

        The board of directors encourages stockholders to attend the annual meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the annual meeting and your cooperation will be appreciated. Stockholders who attend the annual meeting may vote their stock personally even though they have sent in their proxies.

Appendix A

BIOSPHERE MEDICAL, INC.

2000 Employee Stock Purchase Plan

The purpose of this Plan is to provide eligible employees of BioSphere Medical, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $0.01 par value (the “Common Stock”), commencing on July 1, 2000. Fifty Thousand (50,000) shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

1.             ADMINISTRATION. The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2.             ELIGIBILITY. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a)           they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(b)           they have been employed by the Company or a Designated Subsidiary for at least three months prior to enrolling in the Plan; and

(c)           they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3.             OFFERINGS. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin each July 1 and January 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan

Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

4.             PARTICIPATION. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office at least 14 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement.

5.             DEDUCTIONS. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. Payroll deductions may be at the rate of 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9%, or 10% of Compensation with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld.

No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

6.             DEDUCTION CHANGES. An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7.             INTEREST. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8.             WITHDRAWAL OF FUNDS. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an

Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period.

The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9.             PURCHASE OF SHARES. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the Offering Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in THE WALL STREET JOURNAL If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10.           ISSUANCE OF CERTIFICATES. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11.           RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12.           OPTIONEES NOT STOCKHOLDERS. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

13.           RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14.           APPLICATION OF FUNDS. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15.           ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

16.           MERGER. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

17.           AMENDMENT OF THE PLAN. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

18.           INSUFFICIENT SHARES. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

19.           TERMINATION OF THE PLAN. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

20.           GOVERNMENTAL REGULATIONS. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

21.           GOVERNING LAW. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

22.           ISSUANCE OF SHARES. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23.           NOTIFICATION UPON SALE OF SHARES. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the

Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

24.           EFFECTIVE DATE AND APPROVAL OF SHAREHOLDERS. The Plan shall take effect on July 1, 2000 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors on April 29, 2000

Approved by the stockholders on June 7, 2000

AMENDMENT NO. 1

to

BIOSPHERE MEDICAL, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

This Amendment No. 1 (the “Amendment”) is made to the 2000 Employee Stock Purchase Plan (the “Plan”) of BioSphere Medical, Inc., a Delaware corporation (the “Company”).

The second sentence of the first paragraph of the Plan, is hereby amended and restated in its entirety as follows:

“One hundred thousand (100,000) shares of Common Stock in the aggregate have been approved for this purpose.”

Except to the extent amended hereby, the Plan is in all respects hereby ratified and confirmed and shall continue in full force and effect.

Adopted by the Board of Directors, March 9, 2006

Approved by the Shareholders, May 10, 2006

AMENDMENT NO. 2

to

BIOSPHERE MEDICAL, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

This Amendment No. 2 (the “Amendment”) is made to the 2000 Employee Stock Purchase Plan (the “Plan”) of BioSphere Medical, Inc., a Delaware corporation (the “Company”).

The second sentence of the first paragraph of the Plan, is hereby amended and restated in its entirety as follows:

“One hundred sixty thousand (160,000) shares of Common Stock in the aggregate have been approved for this purpose.”

Except to the extent amended hereby, the Plan is in all respects hereby ratified and confirmed and shall continue in full force and effect.

Adopted by the Board of Directors, March 25, 2008

Approved by the Shareholders, May 14, 2008

AMENDMENT NO. 3

TO

BIOSPHERE MEDICAL, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

This Amendment No. 3 (the “Amendment”) is made to the 2000 Employee Stock Purchase Plan (the “Plan”) of BioSphere Medical, Inc., a Delaware corporation (the “Company”).

The second sentence of the first paragraph of the Plan, is hereby in its entirety and the following is inserted in lieu thereof:

“Two hundred thirty thousand (230,000) shares of Common Stock in the aggregate have been approved for this purpose.”

Except to the extent amended hereby, the Plan is in all respects hereby ratified and confirmed and shall continue in full force and effect.

Adopted by the Board of Directors, February 25, 2009

Approved by the Shareholders,                               , 2009

Appendix B

BIOSPHERE MEDICAL, INC.

2006 STOCK INCENTIVE PLAN

1.             Purpose

The purpose of this 2006 Stock Incentive Plan (the “Plan”) of BioSphere Medical, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders.  Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.             Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock unit awards (each, an “Award”) under the Plan.  Each person who receives an Award under the Plan is deemed a “Participant”.

3.             Administration and Delegation

(a)           Administration by Board of Directors.  The Plan will be administered by the Board.  The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable.  The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan.  The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency.  All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.  No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)           Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”).  During such time as the common stock, $0.01 par value per share, of the Company (the “Common Stock”) is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the Board shall appoint one such Committee of not less than two members, each member of which shall be an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.  All references in the Plan to the “Board” shall mean the

Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)           Delegation to Officers.  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act of 1934) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.            Stock Available for Awards

(a)           Number of Shares.  Subject to adjustment under Section 10, Awards may be made under the Plan for up to 2,000,000 shares of Common Stock.  If any Award expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), is settled in cash or otherwise results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan.  However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code.  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)           Sub-limits.  Subject to adjustment under Section 10, the following sub-limits on the number of shares subject to Awards shall apply:

(1)           Section 162(m) Per-Participant Limit.  The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 600,000 per calendar year.  For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award.  The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2)           Limit on Awards to Directors.  The maximum number of shares with respect to which Awards may be granted to any director who is not an employee of the Company at the time of grant shall be 50,000 per calendar year.

(c)           Substitute Awards.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock unit awards granted by such entity or an affiliate thereof.  Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan.  Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5.             Stock Options

(a)           General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.  An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b)           Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of BioSphere Medical, Inc., any of BioSphere Medical, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code.  The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c)           Exercise Price.  The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted.

(d)           Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

(e)           Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.  Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f)            Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)           in cash or by check, payable to the order of the Company;

(2)           except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)           to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)           to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5)           by any combination of the above permitted forms of payment.

(g)           Limitation on Repricing.  Unless such action is approved by the Company’s stockholders:  (i) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 10) and (ii) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of share of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6.             Director Awards.

(a)           Initial Grant.  Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, the Company shall grant to such person a Nonstatutory Stock Option to purchase 10,000 shares of Common Stock (subject to adjustment under Section 10).

(b)           Annual Grant.  On the date of each annual meeting of stockholders of the Company, the Company shall grant to each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, (i) a Nonstatutory Stock Option to purchase 5,000 shares of Common Stock and (ii) 2,500 shares of Restricted Stock (as defined in Section 8 below) (each subject to adjustment under Section 10); provided, however, that a director shall not be eligible to receive an option grant or restricted stock grant under this Section 6(b) until such director has served on the Board for at least six months.

(c)           Terms of Director Options.  Options granted under this Section 6 shall: (i) have an exercise price equal to the closing sale price (for the primary trading session) of the Common Stock on The Nasdaq Stock Market (“NASDAQ”) or the national securities exchange on which the Common Stock is then traded on the trading date immediately prior to the date of grant (and if the Common Stock is not then traded on NASDAQ or a national securities exchange, the fair market value of the Common Stock on such date as determined by the Board), (ii) with respect to Options granted under Section 6(a), vest in five equal annual installments beginning on the first anniversary of the date of grant, (iii) with respect to Options granted under Section 6(b), vest in full on the date of grant, (iii) expire on the earlier of 10 years from the date of grant or three months following cessation of service on the Board, and (iv) contain such other terms and conditions as the Board shall determine.

(d)           Terms of Director Restricted Stock.  Restricted Stock granted under this Section 6 shall (i) have an exercise price equal to $.01 per share, (ii) be subject to repurchase by the Company at a price equal to the purchase price until the second anniversary of the date of grant provided that the individual is serving on the Board on such date, and provided that the Board may provide not to exercise such repurchase option in the case of death, disability, attainment of mandatory retirement age or retirement following at least 10 years of service, and (iii) contain such other terms and conditions as the Board shall determine.

(e)           Board Discretion.  The Board retains the specific authority to from time to time increase or decrease the number of shares subject to options and restricted stock awards granted under this Section 6, subject to the provisions of Section 4(b)(2).

7.             Stock Appreciation Rights.

(a)           General.  The Board may grant Awards consisting of a Stock Appreciation Right (“SAR”) entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock.  The date as of which such appreciation or other measure is determined shall be the exercise date.

(b)           Grants.  Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1)           Tandem Awards.  When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with an Acquisition Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with an Acquisition Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2)           Independent SARs.  A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c)           Grant Price.  The grant price or exercise price of an SAR shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant of the SAR.

(d)           Term.  The term of an SAR shall not be more than 10 years from the date of grant.

(e)           Exercise.  Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

8.            Restricted Stock; Restricted Stock Units.

(a)           General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award.  Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b)           Terms and Conditions for all Restricted Stock Awards.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c)           Additional Provisions Relating to Restricted Stock.

(1)            Dividends.  Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board.  If any such dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.   Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

(2)           Stock Certificates.  The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee).  At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”).  In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d)           Additional Provisions Relating to Restricted Stock Units.

(1)           Settlement.  Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement.  The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

(2)           Voting Rights.  A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3)           Dividend Equivalents.  To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”).  Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

9.             Other Stock Unit Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future.  Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled.  Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine.  Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

10.           Adjustments for Changes in Common Stock and Certain Other Events.

(a)           Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option and each Option issuable under Section 6, (iv) the share- and per-share provisions and the exercise price of each Stock Appreciation Right, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.  Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)           Acquisition Events

(1)           Consequences Of Acquisition Events. Subject to Section 10(b)(2) below, upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding Awards: (i) provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; (ii) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified date (the “Acceleration Date”) prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Date and the consummation of such Acquisition Event; (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the “Acquisition Price”), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options; (iv) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (v) provide that any other stock-based Awards outstanding (A) shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event, or (B), if applicable, shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

An “Acquisition Event” shall be deemed to have occurred only if any of the following events occur: (a) the stockholders of the Company approve a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any “person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than the Company, Sepracor Inc. (or its successor), any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company; or (e) individuals who, on the date on which the Plan was adopted by the Board of Directors, constituted the Board of Directors of the Company, together with any new director whose election by the Board of Directors or  nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors on the date on which the Plan was adopted by the Board of Directors or whose election or nomination was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors.

(2)           Acceleration Upon An Acquisition Event. Except to the extent otherwise provided in the instrument evidencing the Award or in any other agreement between the Participant and the Company, upon the occurrence of an Acquisition Event or with respect to Options or any other similar Awards only, upon the execution by the Company of any agreement with respect to an Acquisition Event, (i) the Board shall provide a written notice to the Participants that are directors or employees of the Company that all Options then outstanding shall become immediately exercisable in full as of a specified date (the “Acceleration Date”) prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Date and the consummation of such Acquisition Event; (ii) all Restricted Stock Awards then outstanding and held by directors or employees of the Company shall become immediately free of all restrictions; (iii) all other stock-based Awards that are held by directors or employees of the Company shall become immediately exercisable, realizable or vested in full, or shall be immediately free of all restrictions or conditions, as the case may be.

11.           General Provisions Applicable to Awards

(a)           Transferability of Awards.  Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award.  References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)           Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine.  Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)           Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award.  The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)           Termination of Status.  The Board shall determine the effect on an Award of the disability, death, termination of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)           Withholding.  The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award.  The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages.  If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations.  Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise.  If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).  Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f)            Amendment of Award.  Except as otherwise provided in Section 5(g), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided either (i) that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant or (ii) that the change is permitted under Section 10 hereof.

(g)           Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)           Acceleration.  The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i)            Performance Awards.

(1)           Grants.  Restricted Stock Awards and Other Stock Unit Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 11(i) (“Performance Awards”), subject to the limit in Section 4(b)(1) on shares covered by such grants.

(2)           Committee.  Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m).  In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee.  “Covered Employee” shall mean any person who is a “covered employee” under Section 162(m)(3) of the Code.

(3)           Performance Measures.  For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following:  (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives or (n) total shareholder return, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.  Such performance measures may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs.  Such performance measures:  (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).  Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4)           Adjustments.  Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant.

(5)           Other.  The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

12.          Miscellaneous

(a)            No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)           No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c)            Effective Date and Term of Plan.  The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”).  No Awards shall be granted under the Plan after the completion of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d)           Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of NASDAQ may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained.  In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval.  No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e)           Provisions for Foreign Participants.  The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f)            Compliance With Code Section 409A.  No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.  The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(g)           Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

BIOSPHERE MEDICAL, INC.

AMENDMENT NO. 1 TO

2006 STOCK INCENTIVE PLAN

Pursuant to Section 6(e) of the 2006 Stock Incentive Plan (the “Plan”) of BioSphere Medical, Inc., a Delaware corporation (the “Company”), the Plan be, and hereby is, amended as set forth below.  Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Plan.

1.             Section 6(a) of the Plan is hereby deleted in its entirety and the following is substituted in its place:

“(a)  Initial Grant.  Upon commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, the Company shall grant to such person a Nonstatutory Stock Option to purchase 15,000 shares of Common Stock (subject to adjustment under Section 10).”

2.             Section 6(c) of the Plan is hereby deleted in its entirety and the following is substituted in its place:

“(c)  Terms of Director Options.  Options granted under this Section 6 shall: (i) have an exercise price equal to the closing price (for the primary trading session) of the Common Stock on The Nasdaq Stock Market (“NASDAQ”) or the national securities exchange on which the Common Stock is then traded on the date of grant (and if the Common Stock is not then traded on NASDAQ or a national securities exchange, the Fair Market Value on the date the Option is granted), (ii) with respect to Options granted under Section 6(a), vest in five equal annual installments beginning on the first anniversary of the date of grant, (iii) with respect to Options granted under Section 6(b), vest in full on the date of grant, (iii) expire on the earlier of 10 years from the date of grant or three months following cessation of services on the Board, and (iv) contain such other terms and conditions as the Board shall determine.”

3.             This amendment shall be effective as of the date approved by the Board of Directors of the Company.

Approved by the Board of Directors on August 3, 2006

AMENDMENT NO. 2

TO

BIOSPHERE MEDICAL, INC.

2006 STOCK INCENTIVE PLAN

This Amendment No. 2 (the “Amendment”) is made to the 2006 Stock Incentive Plan (the “Plan”) of BioSphere Medical, Inc., a Delaware corporation (the “Company).

Section 4(a) of the Plan is hereby deleted in its entirety and the following is substituted in its place:

“(a)  Number of Shares.   Subject to adjustment under Section 10, Awards may be made under the Plan for up to 2,500,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), is settled in cash or otherwise results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

Except to the extent amended hereby, the Plan is in all respects hereby ratified and confirmed and shall continue in full force and effect.

Approved by the Board of Directors, March 25, 2008

Approved by the Shareholders, May 14, 2008

AMENDMENT NO. 3

TO

BIOSPHERE MEDICAL, INC.

2006 STOCK INCENTIVE PLAN

This Amendment No. 3 (the “Amendment”) is made to the 2006 Stock Incentive Plan (the “Plan”) of BioSphere Medical, Inc., a Delaware corporation (the “Company).

Section 4(a) of the Plan is hereby deleted in its entirety and the following is inserted in lieu thereof:

“(a)  Number of Shares.   Subject to adjustment under Section 10, Awards may be made under the Plan for up to 3,000,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), is settled in cash or otherwise results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

Except to the extent amended hereby, the Plan is in all respects hereby ratified and confirmed and shall continue in full force and effect.

Approved by the Board of Directors, February 25, 2009

Approved by the Shareholders,                               , 2009

1

BIOSPHERE MEDICAL, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS – MAY 14, 2009

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Richard J. Faleschini and Martin J. Joyce or each or either of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2009 Annual Meeting of Stockholders of BioSphere Medical, Inc., and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). If no other indication is made, the proxies shall vote “FOR” proposal number 1, “FOR” proposal number 2 and “FOR” proposal number 3.

A vote FOR the director nominees, FOR the amendment to the 2000 employee stock purchase plan and FOR the amendment to the 2006 stock incentive plan is recommended by the Board of Directors.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN ENCLOSED REPLY ENVELOPE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

COMMENTS:

14475

ANNUAL MEETING OF STOCKHOLDERS OF

BIOSPHERE MEDICAL, INC.

May 14, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at - www.biospheremed.com/proxy

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

 Please detach along perforated line and mail in the envelope provided.

20833000000000000000 1	051409

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND A VOTE
“FOR” THE APPROVAL OF PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. Election of Directors:			2. Approval of Amendment to 2000 Employee Stock Purchase Plan:	☐	☐	☐
		NOMINEES:	3. Approval of Amendment to 2006 Stock Incentive Plan:	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	Timothy J. Barberich William M. Cousins, Jr. Richard J. Faleschini Marian L. Heard Alexander M. Klibanov, Ph.D. John H. MacKinnon Riccardo Pigliucci David P. Southwell

Please read the reverse side of this card.

Please be sure to sign and date this Proxy.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

BIOSPHERE MEDICAL, INC.

May 14, 2009

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy

COMPANY NUMBER
card. Vote online until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as	ACCOUNT NUMBER
soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at - www.biospheremed.com/proxy

 Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20833000000000000000 1	051409

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND A VOTE
“FOR” THE APPROVAL OF PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. Election of Directors:			2. Approval of Amendment to 2000 Employee Stock Purchase Plan:	☐	☐	☐
		NOMINEES:	3. Approval of Amendment to 2006 Stock Incentive Plan:	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	Timothy J. Barberich William M. Cousins, Jr. Richard J. Faleschini Marian L. Heard Alexander M. Klibanov, Ph.D. John H. MacKinnon Riccardo Pigliucci David P. Southwell

Please read the reverse side of this card.

Please be sure to sign and date this Proxy.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:       Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.